                                                                   Exhibit 10.12

                            ASSET PURCHASE AGREEMENT

                                 by and between

                              BEAVERKETTLE COMPANY
                                   (as Seller)

                                       and

                              NEXTMEDIA GROUP, INC.
                                   (as Buyer)

                                   dated as of
                                  June 15, 2000
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                                TABLE OF CONTENTS
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Article 1        PURCHASE OF ASSETS................................................................1

    1.1      Transfer of Assets....................................................................1

             1.1.1    Licenses and Permits.........................................................1

             1.1.2    Tangible Personal Property...................................................1

             1.1.3    Contract Rights..............................................................2

             1.1.4    Intellectual Property........................................................2

             1.1.5    Books and Records............................................................2

             1.1.6    Manufacturers' and Vendors' Warranties.......................................2

             1.1.7    Owned Real Estate............................................................2

             1.1.8    Leased Real Estate...........................................................2

             1.1.9    Causes of Action.............................................................3

             1.1.10   Miscellaneous Assets.........................................................3

    1.2      Excluded Assets.......................................................................3

             1.2.1    Cash; Deposits and Accounts..................................................3

             1.2.2    Notes Receivable and Accounts Receivable.....................................3

             1.2.3    Ordinary Course of Business Dispositions.....................................3

             1.2.4    Contracts Terminated in the Ordinary Course of Business......................3

             1.2.5    Corporate Documents..........................................................3

             1.2.6    Certain Contracts of Insurance and Insurance Proceeds........................3

             1.2.7    Employee Benefit Plans.......................................................3

             1.2.8    Pre-Closing Tax Refunds......................................................3

             1.2.9    Certain Lots Near Transmitter Site...........................................4

             1.2.10   Sign Pro Operations and Related Assets.......................................4

             1.2.11   Name of Seller...............................................................4

             1.2.12   Broadcast Scripts and Recordings.............................................4

             1.2.13   Other Excluded Assets........................................................4

    1.3      Nonassignable Contracts...............................................................4

             1.3.1    Nonassignability.............................................................4

             1.3.2    Seller to Use Commercially Reasonable Best Efforts...........................4

             1.3.3    If Waivers or Consents Cannot Be Obtained....................................4
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Article 2        ASSUMPTION OF OBLIGATIONS.........................................................5

    2.1      Assumption of Obligations.............................................................5

    2.2      Retained Liabilities..................................................................5

Article 3        CONSIDERATION.....................................................................6

    3.1      Delivery of Consideration.............................................................6

    3.2      Allocation of Consideration...........................................................7

    3.3      Allocations and Prorations............................................................7

Article 4        CLOSING...........................................................................8

    4.1      Closing...............................................................................8

Article 5        GOVERNMENTAL CONSENTS.............................................................9

    5.1      FCC Consent...........................................................................9

    5.2      FCC Applications......................................................................9

Article 6        REPRESENTATIONS AND WARRANTIES OF SELLER..........................................9

    6.1      Representations and Warranties of Seller..............................................9

             6.1.1    Organization, Good Standing, Etc.............................................9

             6.1.2    Authority....................................................................9

             6.1.3    Financial Statements........................................................10

             6.1.4    Absence of Undisclosed Liabilities..........................................10

             6.1.5    Compliance with Applicable Laws, FCC Matters................................11

             6.1.6    Litigation..................................................................12

             6.1.7    Insurance...................................................................12

             6.1.8    Real Estate.................................................................13

             6.1.9    Personal Property...........................................................13

             6.1.10   Liens and Encumbrances......................................................14

             6.1.11   Environmental Matters.......................................................14

             6.1.12   Taxes.......................................................................15

             6.1.13   Personnel...................................................................16

             6.1.14   Certain Agreements..........................................................17

             6.1.15   ERISA Compliance............................................................17

             6.1.16   Labor.......................................................................17
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             6.1.17   Intellectual Property.......................................................18

             6.1.18   Absence of Certain Changes or Events........................................18

             6.1.19   Commission or Finder's Fees.................................................18

             6.1.20   Seller's Financial Condition................................................18

             6.1.21   Books and Records...........................................................18

             6.1.22   Barter Arrangements.........................................................19

             6.1.23   Interest in Competitors, Suppliers and Customers............................19

             6.1.24   No Third Party Options......................................................19

             6.1.25   Full Disclosure.............................................................19

Article 7        REPRESENTATIONS AND WARRANTIES OF BUYER..........................................19

    7.1      Representations and Warranties of Buyer..............................................19

             7.1.1    Organization and Standing...................................................19

             7.1.2    Authorization and Binding Obligation........................................19

             7.1.3    Qualification...............................................................20

             7.1.4    Absence of Conflicting Agreements or Required Consents......................20

             7.1.5    Litigation..................................................................20

             7.1.6    Commission or Finder's Fees.................................................21

             7.1.7    No Violation of Multiple Ownership Rules....................................21

             7.1.8    Full Disclosure.............................................................21

Article 8        COVENANTS OF SELLER..............................................................21

    8.1      Seller Covenants.....................................................................21

             8.1.1    Conduct Prior to the Closing Date...........................................21

             8.1.2    Access......................................................................23

             8.1.3    Satisfaction of Conditions; Closing.........................................23

             8.1.4    Sale of Acquired Assets; Negotiations.......................................23

             8.1.5    Notification................................................................24

             8.1.6    FCC Reports.................................................................24

             8.1.7    Updating of Information.....................................................24

             8.1.8    Response to Certain Actions.................................................24

             8.1.9    Interim Financial Statements................................................25
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             8.1.10   Estoppel Certificates.......................................................25

             8.1.11   Covenant Not to Compete.....................................................25

             8.1.12   Shareholder Consents and Approvals..........................................25

             8.1.13   Financial Statements........................................................25

             8.1.14   Non-Solicitation............................................................26

             8.1.15   Excluded Lots...............................................................26

Article 9        COVENANTS OF BUYER...............................................................26

    9.1      Buyer Covenants......................................................................26

             9.1.1    Notification................................................................27

             9.1.2    Post-Closing Access.........................................................27

             9.1.3    Satisfaction of Conditions; Closing.........................................27

             9.1.4    Response to Certain Actions.................................................27

Article 10       JOINT COVENANTS..................................................................27

    10.1     FCC Applications.....................................................................27

    10.2     Confidentiality......................................................................28

    10.3     Cooperation..........................................................................28

    10.4     Bulk Sales Laws......................................................................28

    10.5     Public Announcements.................................................................28

    10.6     Condition of Real Estate.............................................................29

    10.7     WARN Act Compliance..................................................................29

Article 11       CONDITIONS OF CLOSING BY BUYER...................................................30

    11.1     Representations, Warranties and Covenants............................................30

    11.2     Compliance with Agreement............................................................30

    11.3     Closing Certificates.................................................................30

    11.4     Third Party Consents and Approvals...................................................30

    11.5     Governmental Consents................................................................30

    11.6     Shareholder Consents and Approvals...................................................31

    11.7     No Adverse Proceedings...............................................................31

    11.8     Closing Documents....................................................................31

    11.9     Release of Encumbrances..............................................................31
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    11.10    Legal Opinions.......................................................................31

    11.11    Earnest Money Letter of Credit.......................................................31

    11.12    No Material Adverse Change...........................................................31

    11.13    1445 Certificate.....................................................................31

    11.14    Indemnification Escrow Agreement.....................................................31

    11.15    Noncompetition and Nonsolicitation Side Letter.......................................31

Article 12       CONDITIONS OF CLOSING BY SELLER..................................................32

    12.1     Representations, Warranties and Covenants............................................32

    12.2     Compliance with Agreement............................................................32

    12.3     Closing Certificates.................................................................32

    12.4     Governmental Consents................................................................32

    12.5     No Adverse Proceedings...............................................................32

    12.6     Shareholder Approval.................................................................32

    12.7     Opinion..............................................................................32

    12.8     Closing Documents....................................................................32

    12.9     Indemnification Escrow Agreement.....................................................32

Article 13       DOCUMENTS TO BE DELIVERED AT THE CLOSING.........................................33

    13.1     Documents to be Delivered by Seller..................................................33

             13.1.1   Transfer Documents..........................................................33

             13.1.2   Certified Resolutions.......................................................33

             13.1.3   Officer's Certificate.......................................................33

             13.1.4   Opinion.....................................................................33

             13.1.5   Good Standing Certificates..................................................33

             13.1.6   Evidence of Release of Encumbrances.........................................33

             13.1.7   Indemnification Escrow Agreement............................................33

             13.1.8   Earnest Money Escrow Agreement..............................................33

             13.1.9   Other Documents.............................................................33

    13.2     Documents to be Delivered by Buyer...................................................34

             13.2.1   Purchase Price..............................................................34

             13.2.2   Assumption Agreement(s).....................................................34
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             13.2.3   Certified Resolutions.......................................................34

             13.2.4   Officer's Certificate.......................................................34

             13.2.5   Opinion.....................................................................34

             13.2.6   Good Standing Certificates..................................................34

             13.2.7   Indemnification Escrow Agreement............................................34

             13.2.8   Other Documents.............................................................34

Article 14       SURVIVAL AND INDEMNIFICATION.....................................................34

    14.1     Survival of Representations, Warranties and Covenants................................34

    14.2     Limitations on Liability.............................................................35

    14.3     Indemnification......................................................................35

    14.4     Defense of Claims....................................................................36

    14.5     Exclusive Remedy.....................................................................38

Article 15       TRANSFER TAXES; FEES AND EXPENSES................................................38

    15.1     Expenses.............................................................................38

    15.2     Transfer Taxes and Similar Charges...................................................38

    15.3     Governmental Filing or Grant Fees....................................................38

Article 16       SPECIFIC PERFORMANCE.............................................................38

    16.1     Specific Performance.................................................................38

Article 17       TERMINATION......................................................................39

    17.1     Termination Rights...................................................................39

    17.2     Procedures and Effect of Termination.................................................40

    17.3     Termination Fees.....................................................................41

Article 18       RISK OF LOSS.....................................................................41

    18.1     Risk of Loss.........................................................................41

Article 19       MISCELLANEOUS PROVISIONS.........................................................42

    19.1     Certain Interpretive Matters and Definitions.........................................42

    19.2     Further Assurances...................................................................43

    19.3     Assignment...........................................................................43

    19.4     Amendments...........................................................................43

    19.5     Headings.............................................................................43
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    19.6     Governing Law........................................................................43

    19.7     Notices..............................................................................43

    19.8     Schedules............................................................................45

    19.9     Entire Agreement.....................................................................45

    19.10    Severability.........................................................................45

    19.11    Counterparts.........................................................................45

    19.12    No Third-Party Rights................................................................45

    19.13    Attorneys' Fees......................................................................45
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                                      vii
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                                    Schedules
                                    ---------

Schedule 1.1.1      Stations Licenses
Schedule 1.1.2      Tangible Personal Property
Schedule 1.1.3      Contracts
Schedule 1.1.4      Intellectual Property
Schedule 1.1.7      Owned Real Estate
Schedule 1.1.8      Leased Real Estate
Schedule 1.2.9      Certain Lots Near Transmitter Site
Schedule 1.2.13     Excluded Assets
Schedule 6.1.1      State Qualifications
Schedule 6.1.4      Liabilities
Schedule 6.1.5      Compliance With Laws
Schedule 6.1.6      Litigation
Schedule 6.1.8      Defects in Leaseholds on Leased Real Estate
Schedule 6.1.11     Environmental Matters
Schedule 6.1.12     Taxes
Schedule 6.1.13     Personnel
Schedule 6.1.15     ERISA Compliance and Employee Benefit Plans
Schedule 6.1.16     Labor Compliance
Schedule 6.1.22     Barter Arrangements
Schedule 6.1.23     Interest in Competitors, Suppliers and Customers
Schedule 7.1.3      Qualification
Schedule 7.1.4      Conflicting Agreements and Required Consents

                                    Exhibits
                                    --------

Exhibit A           Form of Indemnification Escrow Agreement
Exhibit B-1         Form of Opinion of Baker & Hostetler LLP
Exhibit B-2         Form of Opinion of Seller's Regulatory Counsel
Exhibit C           Form of Opinion of Weil, Gotshal & Manges LLP
Exhibit D           Form of Earnest Money Escrow Agreement

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                                  Defined Terms
                                  -------------

Defined Terms                                                           Section
-------------                                                           -------

Affiliate................................................................. 19.1
Agreement............................................................  Preamble
Allocation..................................................................3.2
Assumed Liabilities.......................................................  2.1
business day..............................................................3.3.2
BIA.........................................................................3.2
BIA Appraisal...............................................................3.2
Buyer................................................................  Preamble
Buyer Notice...............................................................10.6
Closing...................................................................  4.1
Closing Date..............................................................  4.1
COBRA....................................................................2.2(g)
Code......................................................................  3.2
Communications Act....................................................... 6.1.5
Contracts...............................................................  1.1.3
Direct Claim............................................................14.4(d)
Earnest Money Escrow Agent.............................................. 17.3.2
Earnest Money Escrow Agreement...........................................17.3.2
Earnest Money Letter of Credit.......................................... 17.3.2
Effective Time..........................................................  3.3.1
Employee Benefit Plans.................................................. 6.1.15
Environmental Costs and Liabilities.................................. 6.1.11(f)
Environmental Laws................................................... 6.1.11(f)
ERISA................................................................... 6.1.15
ERISA Group............................................................. 6.1.15
Exchange Act............................................................ 8.1.13
Excluded Assets...........................................................  1.2
Excluded Lots............................................................8.1.15
FAA................................................................... 6.1.5(b)
FCC.....................................................................  1.1.1
FCC Applications..........................................................  5.2
FCC Consents..............................................................  5.1
Final Order..............................................................  11.5
FMLA.....................................................................2.2(g)
GAAP..................................................................... 6.1.3
Governmental Entity...................................................... 6.1.2
Hazardous Substances................................................. 6.1.11(d)
Indemnifiable Losses....................................................14.2(a)
Indemnification Escrow Agent.............................................3.1(a)

Indemnification Escrow Agreement.........................................3.1(a)
Indemnifying Party......................................................14.2(a)
Indemnitee..............................................................14.2(a)
Indemnity Payment.......................................................14.2(a)
Independent Auditor.....................................................  3.3.2
Initial Purchase Price...................................................3.1(a)
Intellectual Property...................................................  1.1.4
knowledge.................................................................6.1.5
Leased Real Estate......................................................  1.1.8
Liens................................................................... 6.1.10
multi employer plan......................................................6.1.15
Nonassignable Right.......................................................1.3.1
Owned Real Estate.......................................................  1.1.7
Predecessor.......................................................... 6.1.11(a)
Purchase Price.........................................................  3.1(a)
Real Estate.............................................................  1.1.8
Retained Liabilities......................................................  2.2
Securities Act.......................................................... 8.1.13
Seller...............................................................  Preamble
Seller's Financial Statements............................................ 6.1.3
Sign Pro Premise.........................................................1.2.10
Specified Event........................................................ 18.1(b)
Stations.............................................................  Recitals
Stations Assets...........................................................  1.1
Stations Licenses.......................................................  1.1.1
Studies................................................................... 10.6
Tax.................................................................. 6.1.12(h)
Taxes................................................................ 6.1.12(h)
Tax Return........................................................... 6.1.12(h)
Third Party..............................................................8.1.15
Third Party Claim.......................................................14.2(a)
Time Brokerage Agreement.................................................3.1(b)
Trade Agreements.......................................................  3.1(b)
Trade Imbalance..........................................................3.1(b)
Trade Liability..........................................................3.1(b)
Trade Receivables........................................................3.1(b)
Transfer Documents.......................................................13.1.1
WARN Act.................................................................2.2(g)

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made as of June 15,
                                               ---------
2000, is by and between Beaverkettle Company, an Ohio corporation ("Seller"),
                                                                    ------
and NextMedia Group, Inc., a Delaware corporation ("Buyer").
                                                    -----

                                   WITNESSETH:

          WHEREAS, Seller owns certain assets that are used in connection with the business and operations of radio stations WHBC 94.1 FM and WHBC 1480 AM in Canton, Ohio (collectively, the "Stations"); and
                                 --------

          WHEREAS, Seller desires to sell the Stations, and Buyer desires to purchase substantially all of the assets of Seller used in connection with the business and operations of the Stations in accordance with the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                               PURCHASE OF ASSETS
                               ------------------

     1.1 Transfer of Assets. On the terms and subject to the conditions
         ------------------
contained in this Agreement (including, without limitation, the terms and conditions contained in Section 1.2), on the Closing Date (as defined in Section
                        -----------                                      -------
4.1), Seller shall assign, transfer, convey and deliver to Buyer and Buyer shall
---
acquire and assume from Seller, all of the right, title and interest of Seller in and to all of the following assets, properties, interests and rights of Seller (collectively, the "Stations Assets") free and clear of all Liens (as
                           ---------------
defined in Section 6.1.10):
                   ------

          1.1.1 Licenses and Permits. To the extent transferable, all of
                --------------------
Seller's rights in and to the licenses, permits and other authorizations issued to Seller, by any Governmental Entity (as defined in Section 6.1.2), including
                                                     -------------
those issued by the Federal Communications Commission (the "FCC") (hereinafter
                                                            ---
referred to as the "Stations Licenses"), used in connection with the operation
                    -----------------
of the Stations, along with renewals or modifications of such items between the date hereof and the Closing Date, including, but not limited to, those listed in
Schedule 1.1.1 hereto;
--------------

          1.1.2 Tangible Personal Property. All equipment, office furniture and
                --------------------------
fixtures, office materials and supplies, inventory, spare parts and all other tangible personal property of every kind and description, and Seller's rights therein, owned, leased or held by Seller and used in connection with the business or operations of the Stations, including, but not limited to, those items described or listed in Schedule 1.1.2 hereto, together with any
                             --------------
replacements thereof or improvements or additions thereto made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of Seller's business consistent with past practices;

          1.1.3 Contract Rights. All of Seller's rights in and under those
                ---------------
contracts, agreements, leases and legally binding contractual rights relating to the business or operations of the Stations as of the Closing Date which are listed in Schedule 1.1.3 attached hereto ("Contracts"), subject to Sections 1.2,
          --------------                   ---------               -------------
2.2 and 8.1.1 hereto;
---     -----

          1.1.4 Intellectual Property. All of Seller's rights in and to all call
                ---------------------
letters, foreign and domestic letter patents, patents, patent licenses, trademarks, trade names, service marks, franchises, copyrights, Internet domain names, including registrations and applications for registration of any of them, URL addresses, computer software programs and licenses, know-how licenses, all programming material of whatever form or nature, jingles, slogans, the Stations' logos and all other logos or licenses to use same, all trade secrets, technical knowledge, know-how, confidential proprietary information and all other intangible property rights of Seller, which are used or useful in connection with the business or operations of the Stations, including, but not limited to, those listed in Schedule 1.1.4 hereto (collectively, the "Intellectual
                --------------                            ------------
Property"), together with any associated goodwill and any additions thereto
--------
between the date hereof and the Closing Date;

          1.1.5 Books and Records. All of Seller's rights in and to all of the
                -----------------
files, documents, records, and books of account relating to the business or operations of the Stations or to the Stations Assets, including, without limitation, each Station's public files, programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, originals of all written Contracts to be assigned hereunder, logs, software programs and books and records relating to personnel, financial, accounting, operational and technical matters;

          1.1.6 Manufacturers' and Vendors' Warranties. All of Seller's rights
                --------------------------------------
under manufacturers' and vendors' warranties relating to items included in the Stations Assets and all similar rights against third parties relating to items included in the Stations Assets;

          1.1.7 Owned Real Estate. All real property owned by Seller, together
                -----------------
with all appurtenant easements thereunto, and all structures, fixtures and improvements located thereon used in connection with the business or operations of the Stations as more fully described in Schedule 1.1.7 hereto, together with
                                           --------------
any additions thereto between the date hereof and the Closing Date ("Owned Real
                                                                     ----------
Estate");
------

          1.1.8 Leased Real Estate. All rights and interests of Seller under any
                ------------------
and all of the real property leases entered into in connection with the business or operations of the Stations (the "Leased Real Estate," and, together with the
                                    ------------------
Owned Real

Estate, the "Real Estate") which Leased Real Estate is more fully described in
             -----------
Schedule 1.1.8;
--------------

          1.1.9 Causes of Action. All of Seller's rights in and to all causes of
                ----------------
action relating to the business or operations of the Stations, including, without limitation, any causes of action for any past infringement on any of the Intellectual Property; and

          1.1.10 Miscellaneous Assets. All such other assets, properties,
                 --------------------
interests and rights owned by Seller that are used in connection with the business or operations of the Stations or that are located as of the Closing Date on the Real Estate, except for Excluded Assets (as defined in Section 1.2).
                                                                   -----------

     1.2 Excluded Assets. Notwithstanding anything to the contrary contained
         ---------------
herein, it is expressly understood and agreed that the Stations Assets shall not include any of the following assets or any right, title or interest therein (the "Excluded Assets"):
 ---------------

          1.2.1 Cash; Deposits and Accounts. All cash, checks, drafts,
                ---------------------------
marketable securities and cash equivalents of Seller on hand and/or in banks, all bank or trust accounts in which any of the foregoing may be deposited and all deposits, including utility deposits;

          1.2.2 Notes Receivable and Accounts Receivable. All notes receivable
                ----------------------------------------
and accounts receivable of Seller;

          1.2.3 Ordinary Course of Business Dispositions. All tangible and
                ----------------------------------------
intangible personal property of Seller disposed of or consumed in the ordinary course of business of Seller consistent with past practices between the date hereof and the Closing Date, as permitted hereunder;

          1.2.4 Contracts Terminated in the Ordinary Course of Business. All
                -------------------------------------------------------
Contracts that have terminated or expired on or prior to the Closing Date in the ordinary course of business of Seller;

          1.2.5 Corporate Documents. Seller's corporate seals, minute books,
                -------------------
charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of Seller and duplicate copies of such financial records as are necessary to enable Seller to file its Tax Returns (as defined in Section 6.1.12(h)) and reports;
                                    -----------------

          1.2.6 Certain Contracts of Insurance and Insurance Proceeds. Contracts
                -----------------------------------------------------
of insurance, and all insurance proceeds arising out of or related thereto, including the cash surrender value relating to any contract of insurance;

          1.2.7 Employee Benefit Plans. The Employee Benefit Plans (as defined
                ----------------------
in Section 6.1.15) and the assets thereof;
   --------------

          1.2.8 Pre-Closing Tax Refunds. All Tax (as defined in Section
                -----------------------                         -------
6.1.12(h)) refunds relating to all periods prior to the Closing Date;
---------

          1.2.9 Certain Lots Near Transmitter Site . The property located near
                ----------------------------------
Seller's transmitter site which is more particularly described on Schedule 1.2.9
                                                                  --------------
attached hereto.

          1.2.10 Sign Pro Operations and Related Assets. All of the personal
                 --------------------------------------
property located at 7201 Whipple Avenue N.W., North Canton, Ohio 44720 (the "Sign Pro Premise") that is used in connection with the operation of the Sign
 ----------------
Pro business, the lease agreement relating the Sign Pro Premise, all causes of action relating to the Sign Pro business, all contracts and agreements relating to the Sign Pro business and all other assets relating to the Sign Pro business;

          1.2.11 Name of Seller. The name "Beaverkettle", or any variation
                 --------------
thereof;

          1.2.12 Broadcast Scripts and Recordings. Any broadcast scripts and
                 --------------------------------
recordings relating to Seller's operation of the Stations prior to the Closing Date; and

          1.2.13 Other Excluded Assets. Those specific assets identified on the
                 ----------------------
Excluded Assets Schedule attached to this Agreement as Schedule 1.2.13.
                                                       ---------------

     1.3 Nonassignable Contracts.
         -----------------------

          1.3.1 Nonassignability. Without limiting or otherwise affecting the
                ----------------
rights of Buyer pursuant to Articles 11 or 14 of this Agreement, to the extent
                            -----------    --
that any Contract to be assigned pursuant to the terms of Section 1.1.3 is not
                                                          -------------
capable of being assigned without the consent, approval or waiver of a third person or entity (including, without limitation, a Governmental Entity), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any law or regulation (each, a "Nonassignable Right"), nothing in
                                             -------------------
this Agreement will constitute an assignment or require the assignment thereof, except to the extent provided in this Section 1.3.
                                      ------------

          1.3.2 Seller to Use Commercially Reasonable Best Efforts.
                --------------------------------------------------
Notwithstanding anything to the contrary contained herein, Seller shall not be obligated to assign to Buyer any rights or obligations in, to or under any of the Nonassignable Rights without first having obtained all consents, approvals and waivers necessary for such assignment; provided, however, that Seller shall use commercially reasonable best efforts to obtain all such consents, approvals and waivers prior to the Closing (as defined in Section 4.1) and, if the Closing
                                                -----------
occurs without certain consents being obtained, Seller shall use commercially reasonable best efforts after the Closing Date to obtain all such consents, approvals and waivers. Buyer acknowledges and agrees that it shall cooperate with Seller in Seller's efforts to obtain all required consents, approvals and waivers.

          1.3.3 If Waivers or Consents Cannot Be Obtained. To the extent that
                -----------------------------------------
any consent, approval or waiver required for the assignment of any Nonassignable Right cannot be obtained by Seller either prior to or after the Closing, then Seller shall use commercially reasonable best efforts to: (i) provide to Buyer the financial and business benefits of such Nonassignable Right and (ii) enforce, at the request of Buyer, for the account of Buyer, any rights of Seller arising from any such Nonassignable Right

(including, without limitation, the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer). Buyer acknowledges and agrees that it shall use commercially reasonable best efforts to perform any portion of a Nonassignable Right, the financial and business benefits of which are being provided to Buyer in accordance with clause (i) of the preceding sentence, to the same extent as would be required of Seller under the terms of such Nonassignable Right (i.e., in the same (or as similar as practicable) manner and time, and with the same quality, required of Seller).

                                    ARTICLE 2

                            ASSUMPTION OF OBLIGATIONS
                            -------------------------

     2.1 Assumption of Obligations. Subject to the provisions of this Section
         -------------------------                                    -------
2.1 and Section 2.2, on the Closing Date, Buyer shall assume the obligations of
---     -----------
Seller arising or to be performed after the Closing Date under the Contracts in effect on the Closing Date and all other liabilities and obligations that arise from the ownership or operation of the Stations Assets after the Effective Time (as such term is defined hereinafter in Section 3.3.1). All of the foregoing
                                        -------------
liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."
 -------------------

     2.2 Retained Liabilities. Notwithstanding anything contained in this
         --------------------
Agreement to the contrary, Buyer does not assume or agree to pay, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the execution of this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability or obligation of Seller other than the Assumed Liabilities, including, without limitation, any of the following liabilities or obligations of Seller (the "Retained Liabilities"):
                            --------------------

               (a) all obligations or liabilities of Seller or any predecessor or Affiliate (as defined in Section 19.1) of Seller which in any way relate to,
                            ------------
or arise out of, any of the Excluded Assets;

               (b) other than Taxes expressly allocated pursuant to other provisions of this Agreement, any and all Tax liabilities of Seller;

               (c) all liabilities or obligations of Seller owed to Affiliates of Seller;

               (d) all liabilities or obligations of Seller for borrowed money or for interest on such borrowed money;

               (e) all liabilities or obligations arising out of any breach by Seller or any predecessor or Affiliate of Seller of any of the terms or conditions of any provision of any Contract;

               (f) all liabilities or obligations of Seller or any predecessor or Affiliate of Seller resulting from, caused by or arising out of, any violation of law;

               (g) all claims, liabilities, or obligations of Seller as an employer, including, without limitation, liabilities for wages, supplemental unemployment benefits, vacation benefits, severance benefits, retirement benefits, Federal Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") benefits, Federal Family and Medical Leave Act of 1993 ("FMLA")
  -----                                                            ----
benefits, Federal Workers Adjustment and Retraining Notification Act ("WARN
                                                                       ----
Act") obligations and liabilities, or any other employee benefits, withholding
---
Tax liabilities, workers' compensation, or unemployment compensation benefits or premiums, hospitalization or medical claims, occupational disease or disability claims, or other claims attributable in whole or in part to employment or termination by Seller or arising out of any labor matter involving Seller as an employer, and any claims, liabilities and obligations arising from or relating to the Employee Benefit Plans;

               (h) all claims, liabilities, losses, damages, or expenses relating to any litigation, proceeding, or investigation of any nature arising out of the business or operations of the Stations prior to the Effective Time, including, without limitation, any claims against or any liabilities for injury to, or death of, persons or damage to or destruction of property, any workers' compensation claims, and any warranty claims;

               (i) except as may otherwise be provided herein, any accounts payable, other indebtedness, obligations or accrued liabilities of Seller;

               (j) all claims, liabilities, losses, damages, expenses or obligations resulting from the failure to comply with, or imposed pursuant to, any Environmental Law (as defined in Section 6.1.11(f)) or resulting from the
                                     -----------------
use, presence, generation, storage, treatment, transportation, handling, disposal, emission or release of Hazardous Substances (as hereinafter defined in
Section 6.1.11(d) hereof), solid wastes, and gaseous matters by Seller and by
----------------
any other person in relation to Seller or the Stations to the extent related to, arising from or otherwise attributable to acts or omissions prior to or conditions existing as of the Effective Time, including, without limitation, any liability or obligation for cleaning up waste disposal sites from or related to acts or omissions prior to the Effective Time; and

               (k) all fees and expenses incurred by Seller in connection with negotiating, preparing, closing, and carrying out this Agreement and the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of Seller's attorneys, accountants, consultants and brokers.

                                    ARTICLE 3

                                  CONSIDERATION
                                  -------------

     3.1 Delivery of Consideration. (a) In exchange for the Stations Assets,
         -------------------------
Buyer shall, at the Closing (as defined in Section 4.1) deliver to Seller,
                                           -----------
except as provided below, the sum of Forty-Three Million Five Hundred Thousand Dollars ($43,500,000) (the "Initial Purchase Price"). The Initial Purchase Price
                            ----------------------
shall be reduced at Closing, dollar for dollar, by the amount of any accrued vacation liability assumed by Buyer pursuant to the terms and conditions contained in Section 2(c) of the Time
                                                  ------------
Brokerage Agreement (as defined below). The Initial Purchase Price, as so adjusted, shall be referred to herein as the "Purchase Price." At Closing, Buyer
                                              --------------
shall remit the Purchase Price to Seller by wire transfer of immediately available funds to an account or accounts designated by Seller; provided,
                                                                --------
however, that notwithstanding anything to the contrary contained in this
-------
Agreement, a portion of the Purchase Price equal to $500,000 will be paid by Buyer into escrow pursuant to an Indemnification Escrow Agreement among Buyer, Seller and the escrow agent named therein (the "Indemnification Escrow Agent"),
                                                ----------------------------
in substantially the form attached hereto as Exhibit A (the "Indemnification
                                             ---------       ---------------
Escrow Agreement").
----------------

               (b) To the extent that the value of the aggregate liability (the "Trade Liability") of the Stations at the commencement date of the Time
 ---------------
Brokerage Agreement contemplated to be entered into by the parties hereto with respect to the operation of the Stations prior to the Closing Date (the "Time
                                                                         ----
Brokerage Agreement") under the Trade Agreements (as defined below) exceeds by
-------------------
$25,000 the aggregate value of the goods and services to be received by the Stations or Buyer after the commencement date of the Time Brokerage Agreement under the Trade Agreements (the "Trade Receivables"), the Purchase Price shall
                                 -----------------
be reduced by the amount over $25,000 by which the Trade Liabilities exceed the Trade Receivables (the "Trade Imbalance"). For the purposes of this Agreement,
                        ---------------
"Trade Agreements" shall mean Contracts for consideration other than cash, such
 ----------------
as merchandise, services or promotional consideration.

     3.2 Allocation of Consideration. Within thirty (30) days after the
         ---------------------------
execution of this Agreement, Seller and Buyer shall negotiate in good faith an allocation of the Purchase Price among the Stations Assets (the "Allocation").
                                                                 ----------
If the Allocation is not agreed upon within thirty (30) days after the execution of this Agreement, Buyer and Seller, by joint letter, will order an appraisal (the "BIA Appraisal") of the Stations Assets from Broadcast Investments Analysts
      -------------
("BIA"), and BIA will determine the Allocation. The BIA Appraisal, if required,
  ---
shall be provided to Seller within forty-five (45) days after it is ordered. The Allocation shall comply with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder.
                 ----
Subject to the requirements of applicable Tax law, all Tax Returns and reports including, without limitation, Form 8594, filed by Buyer and Seller shall be prepared consistently with the Allocation and neither Buyer nor Seller shall take any position contrary thereto. The cost of the BIA Appraisal, if required, shall be borne equally between Buyer and Seller.

     3.3 Allocations and Prorations.
         --------------------------

          3.3.1 Subject to the terms and conditions of the Time Brokerage Agreement, the business and the operations of the Stations and the income and expenses attributable thereto through 12:01 a.m. on the Closing Date (the "Effective Time") shall be for the account of Seller and thereafter shall be for
 --------------
the account of Buyer. Expenses for goods and services received both before and after the Effective Time, utilities charges, ad valorem, real estate, property and other Taxes (other than income Taxes, which shall be

Seller's sole responsibility for all taxable periods ending prior to and including the Effective Time, and those Taxes arising from the sale and transfer of the Stations Assets, which, in the case of transfer and other similar Taxes, shall be paid as set forth in Section 15.2), income and expenses under the
                              ------------
Contracts (other than Trade Agreements), prepaid expenses, music and other license fees (including any retroactive adjustments thereof), and rents and similar prepaid and deferred items shall be prorated between Seller and Buyer in accordance with the foregoing. Notwithstanding the foregoing, no proration shall be made with respect to any prepaid expense or other deferred item unless Buyer will receive a benefit in respect of such prepayment or deferral after the Effective Time. For purposes of this Section 3.3.1, ad valorem and other real
                                     -------------
estate Taxes shall be apportioned on the basis of the Taxes assessed for the most recently-completed calendar year, with a reapportionment as promptly as practicable after the Tax rates and real property valuations for the calendar year in which the Closing occurs can be ascertained. Notwithstanding anything in this Section 3.3.1 to the contrary, no proration will be made hereunder with
     -------------
respect to any item accounted for pursuant to Section 3.1(b).
                                              --------------

          3.3.2 Allocation and proration of the items set forth in Section 3.3.1
                                                                   -------------
shall be made by Buyer and a statement thereof shall be given to Seller within thirty (30) days after the Closing Date. Seller shall give written notice of any objection to such statement within twenty (20) business days after receipt of such statement, detailing the reason for such objection and stating the amount of Seller's proposed final allocation and proration. If a timely objection is made and the parties cannot reach agreement within thirty (30) days after receipt of the objection as to the amount of the final allocation and proration, the matter shall be referred to the Canton, Ohio office of Ernst & Young, LLP (the "Independent Auditor") to resolve the matter, whose decision will be final
      -------------------
and binding on the parties, and whose fees and expenses shall be borne by Buyer and Seller in accordance with the following: each party shall pay an amount equal to the sum of all fees and expenses of the Independent Auditor on a proportional basis taking into account the amount of the net allocation and proration proposed by each of Buyer and Seller and the amount of the final allocation and proration determined by the Independent Auditor (for example, if Buyer proposed a payment of $10 to Seller, Seller proposed a payment of $100, and the Independent Auditor proposed a payment of $30, Buyer would pay 20/90ths of the Independent Auditor's fees and Seller would pay 70/90ths of those fees based on the $90 in dispute between the parties). For the purposes of this Agreement, "business day" shall mean any day other than a Saturday, a Sunday or
            ------------
a day on which banking institutions in Canton, Ohio are not required to be open.

                                    ARTICLE 4

                                     CLOSING
                                     -------

     4.1 Closing. The consummation of the transactions contemplated herein (the
         -------
"Closing") shall occur: (a) within ten (10) business days after the FCC Consents
 -------
(as defined in Section 5.1 hereto) to the assignments of the Stations Licenses
               -----------
have become Final Orders (as defined in Section 11.5 hereto) or (b) such other
                                        ------------
date to which the parties hereto shall agree in writing after each of the terms and conditions set forth in Articles 11 and 12 has been fulfilled or waived in
                            -----------     --
writing by the party entitled to waive such term or
condition (the "Closing Date"). The Closing shall be held at 10:00 am (eastern
                ------------
time) in the offices of Baker & Hostetler LLP, 3200 National City Center, Cleveland, Ohio, or at such other place as the parties hereto may agree.

                                    ARTICLE 5

                              GOVERNMENTAL CONSENTS
                              ---------------------

     5.1 FCC Consent. It is specifically understood and agreed by Buyer and
         -----------
Seller that the Closing, the assignments of the Stations Licenses and the transfer of the Stations Assets are expressly conditioned on, and are subject to, the prior consent and approval of the FCC ("FCC Consents").
                                                ------------

     5.2 FCC Applications. Within ten (10) business days after the execution of
         ----------------
this Agreement, or such earlier time as shall be agreed to by all of the parties hereto, Buyer and Seller shall file applications with the FCC for the FCC Consents ("FCC Applications").
           ----------------

                                    ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     6.1 Representations and Warranties of Seller. Seller hereby makes the
         ----------------------------------------
following representations and warranties to Buyer:

          6.1.1 Organization, Good Standing, Etc. (a) Seller is a corporation
                --------------------------------
validly existing and in good standing under the laws of the State of Ohio, has all requisite corporate power and authority to own, lease, operate or otherwise hold the Stations Assets owned, leased or otherwise held by it and to carry on the operations of the Stations as now being conducted and is duly qualified to do business in each jurisdiction in which its operation of the Stations or its ownership or leasing of property makes such qualification necessary. Such of the foregoing states are listed on Schedule 6.1.1 hereto.

               (b) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller other than approval by its shareholders. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          6.1.2 Authority. Assuming the consents identified by this Section
                ---------                                           -------
6.1.2 and Section 6.1.14 are obtained, neither the execution and delivery of
-----     --------------
this Agreement nor
the consummation of the transactions contemplated hereby by Seller shall: (i) violate, conflict with or result in any breach of any provision of the articles of incorporation or the code of regulations of Seller, (ii) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of the sale of the Stations Assets or otherwise) any obligation, or result in the loss of any benefit, or give rise to the creation of any Lien upon any of the properties or assets of Seller or any of its subsidiaries under any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement or other instrument or obligation to which any of them are a party or by which they or any of their properties or assets may be bound or affected, or (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation, of any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity")
                                                       -------------------
applicable to Seller or to any of its properties or assets, except for those violations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, except for: (i) the FCC Consents and (ii) those other consents that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement.

          6.1.3 Financial Statements. Seller has previously provided Buyer with
                --------------------
copies of the Stations' (a) audited balance sheets at December 31, 1998 and 1999 and the related statements of income and cash flow for the fiscal years then ended, and (b) internally prepared balance sheets at March 31, 1999 and 2000, and the related statement of income for the periods then ended (such financial statements collectively being referred to herein as the "Seller's Financial
                                                         ------------------
Statements"). The Seller's Financial Statements were prepared in accordance with
----------
generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby ("GAAP") and present fairly, in all
                                         ----
material respects, the financial position, results of operations and changes in cash flows of the Stations as of such dates and for the periods then ended, except that Seller's Financial Statements for the period ended March 31, 1999 and 2000 do not include cash flow statements, notes to the financial statements or year-end audit adjustments.

          6.1.4 Absence of Undisclosed Liabilities. Except as set forth on
                ----------------------------------
Schedule 6.1.4 hereto, there are no material liabilities of Seller of any kind
--------------
whatsoever with respect to the Stations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that are required to be reflected on, or disclosed in the notes to, a consolidated balance sheet of Seller prepared in accordance with GAAP, other than liabilities and obligations
(a) provided for or reserved against in Seller's Financial Statements or (b) arising after March 31, 2000 in the ordinary course of business and consistent with past practices.

          6.1.5 Compliance with Applicable Laws, FCC Matters. (a) Except as
                --------------------------------------------
permitted or contemplated hereby, the business and operations of the Stations have been, and now are being, conducted in compliance in all material respects with the Stations Licenses, each law, ordinance, regulation, judgment, decree, injunction, rule or order of the FCC or any other Governmental Entity binding on Seller, the Stations or their respective properties or assets. No investigation or review by any Governmental Entity with respect to Seller or the Stations is pending or, to Seller's knowledge, threatened. Without limiting the generality of the foregoing, Seller has complied in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), all rules,
                                             ------------------
regulations and written policies of the FCC thereunder, all obligations with respect to equal opportunity under applicable law and the FCC's policy on exposure to radio frequency radiation applicable to the Stations. No renewal of any Stations License would constitute a major environmental action under the rules of the FCC. Access to the Stations' transmission facilities are restricted in accordance with the policies of the FCC. In addition, Seller has duly and timely filed, or caused to be filed, with the appropriate Governmental Entities all reports, statements, documents, registrations, filings or submissions with respect to the business or operations of the Stations and the ownership thereof, including, without limitation, applications for renewal of authority required to be filed by applicable law, except where failure to so file is not reasonably likely to have a material adverse effect in the business and operations of the Stations. All such filings complied in all material respects with applicable laws when made and, to the Seller's knowledge, no deficiencies have been asserted with respect to any such filings. Seller has duly and timely paid, or caused to be paid, to the appropriate Governmental Entities, all fees associated with any such filings. Seller has duly and timely paid, or caused to be paid, all annual regulatory fees to the appropriate Governmental Entities as required by applicable law. All of the material required by 47 C.F.R. Section 73.3526 to be kept in the public inspection files of the Stations is in such files. Except as otherwise disclosed on Schedule 6.1.5, Seller has no knowledge of any fact or
                          --------------
circumstance relating to Seller or the Stations arising from noncompliance with the Communications Act, or the rules, regulations or written policies of the FCC in effect on the date of this Agreement that could reasonably be expected to (i) disqualify Seller from assigning the Stations Licenses to Buyer or (ii) prevent or delay the consummation by the parties of the transactions contemplated by this Agreement. The ground system of the AM Station is as specified in the current license or applicable construction permit for the AM Station (including with respect to the number, length and burial depth of radials). For the purposes of this Agreement, the term "knowledge", when used to refer to the
                                      ---------
knowledge of Seller, shall mean the actual knowledge of any of the following individuals with respect to any matter with which such individual is charged with knowledge: Theodore V. Boyd, Chairman of the Board of Directors of Seller, Ray Hexamer, President of Seller and General Manager of the Stations, Jackman S. Vodrey, Secretary, Treasurer and General Counsel of Seller, William Glasser, Chief Engineer of the Stations and Wayne Coy, Jr. of Cohn and Marks, Seller's FCC counsel.

               (b) Schedule 1.1.1 lists (A) all licenses, permits or other
                   --------------
authorizations issued to Seller by the FCC relating to the Stations and held by Seller as of the date of this Agreement and (B) all licenses, permits or authorizations issued to Seller by any other Governmental Entities which are material to the business or operations of the Stations and held by Seller as of the date of this Agreement. Such licenses, permits and authorizations, and all applications for modification, extension or renewal thereof or for new licenses, permits, permissions or authorizations that would be material to the business or operations of the Stations are collectively referred to herein as the Stations Licenses (as further defined in Section
                                                                   -------
1.1.1), each of which is in full force and effect. All towers and other
-----
structures used in the operation of the Stations or located on the Real Property are obstruction marked and lighted to the extent required by, and in accordance with the rules and regulations of the Federal Aviation Administration (the "FAA"), the FCC and other federal, state and local authorities. Appropriate
 ---
notifications to the FAA and registrations with the FCC have been filed for such towers where required. Except for proceedings affecting the radio broadcast industry generally, there are no proceedings pending or, to Seller's knowledge, threatened with respect to Seller's ownership or operation of the Stations which reasonably may be expected to result in the revocation, material adverse modification, non-renewal or suspension of any of the Stations Licenses, the denial of any pending applications for Stations Licenses, the issuance against Seller of any cease and desist order, or the imposition of any administrative actions by the FCC or any other Governmental Entity with respect to the Stations Licenses, or which reasonably may be expected to adversely affect the Stations' ability to operate as currently operated or Buyer's ability to obtain assignment of the Stations Licenses. With the exception of such temporary reduced power operations as are necessary for routine maintenance, the Stations operate (i) in conformity with the Stations Licenses; and (ii) within the operating power tolerances specified in 47 C.F.R. Section 73.1560(a)(1) and 47 C.F.R. Section 73.1560(b). To Seller's knowledge, no other broadcast Stations or radio communications facility is causing interference to the Stations' transmissions beyond that which is allowed by FCC rules and regulations. Seller has all necessary authority to use the call signs set forth on Schedule 1.1.1.
                                                       ---------------

          6.1.6 Litigation. Except as disclosed on Schedule 6.1.6, there are no
                ----------                         --------------
actions, suits, inquiries, judicial or administrative proceedings, arbitrations or investigations: (a) pending against Seller, (b) that relate to the operation of the Stations or the Stations Assets to which Seller, to Seller's knowledge, is not a party or, (c) to the knowledge of Seller, threatened against Seller. There are no material judgments, decrees, injunctions, or orders of any Governmental Entity or arbitrator outstanding against Seller or any of its respective properties or assets. There is no action, suit, inquiry, judicial or administrative proceeding pending or, to the knowledge of Seller, threatened against Seller by a third party relating to the transactions contemplated by this Agreement.

          6.1.7 Insurance. Seller has previously delivered to Buyer a list of
                ---------
all fire, liability and other forms of insurance and all fidelity bonds held by or applicable to the Stations setting forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage and annual premium, each of which is in full force and effect on the date hereof, is valid and enforceable in accordance with its terms and is in an amount which is adequate in relation to the business and operations of the Stations and the Stations Assets. No event has occurred, including, without limitation, the failure by Seller to give any notice or information, or the delivery of any inaccurate or erroneous notice or information, which limits or impairs the rights of Seller under any such insurance policies. Seller shall keep comparable policies of insurance in effect for acts, omissions and events occurring on or prior to the Closing Date.

          6.1.8 Real Estate. (a) Seller has, and upon Closing, Buyer will have,
                -----------
valid, good and marketable title to the Owned Real Estate and, except as set forth on Schedule 6.1.8, valid leasehold interests in the Leased Real Estate,
         --------------
free and clear of any Liens. The buildings (or portions thereof), improvements and fixtures that are included in the Real Estate are suitable for their intended use. Seller owns, or has a valid right to use adequate routes of vehicular and pedestrian ingress and egress to, from and over all of the Real Estate necessary to operate the Stations. The Real Estate has adequate water supply, sewage and waste disposal facilities, is connected to and served by telephone, gas, electricity and other utility equipment facilities and services necessary for the operation or use of the Real Estate. To Seller's knowledge, no fact or condition exists which would result in the termination or impairment of the furnishing of utility services to the Real Estate. Schedule 1.1.7 lists the
                                                       --------------
street address and/or legal descriptions of the Owned Real Estate and Schedule
                                                                      --------
1.1.8 lists the street addresses and/or legal descriptions of the Leased Real
-----
Estate. All real estate Taxes, assessments and use charges pertaining to the Owned Real Estate that have become due have been paid in full.

               (b) The Real Estate, any improvements thereon, and the use by Seller thereof conforms in all material respects to: (i) all applicable laws, including, but not limited to, zoning requirements and the Americans With Disabilities Act, and (ii) all restrictive covenants, if any. There are no eminent domain proceedings pending, or, to Seller's knowledge, threatened against the Real Estate. All material improvements (i) have been constructed in a good and workmanlike manner, free, in all material respects, from defects in workmanship and material and (ii) have been constructed, occupied maintained and operated in material compliance with all applicable laws, insurance requirements, contracts, leases, permits, licenses, ordinances, restrictions, building set-back lines, covenants, reservations, and easements, and Seller has received no notice, written or oral, claiming any material violation of any of the same or requesting or requiring the performance of any material repairs, alterations or other work in order to so comply. No improvement on any of the Real Estate encroaches, in any material respect, upon any adjacent real property of any other person or entity. The heating, air conditioning, plumbing, ventilating, utility, sprinkler and other mechanical and electrical systems, apparatus and appliances located on the Real Estate or in the improvements are in good operating condition (normal wear and tear excepted), free from material defects in workmanship and material.

          6.1.9 Personal Property. Schedule 1.1.2 contains a list of all
                -----------------  --------------
material tangible personal property and assets owned or held by Seller and used in the conduct of the business and operations of the Stations. Except as disclosed in Schedule 1.1.2, Seller owns and will have on the Closing Date, and
             --------------
upon Closing Buyer will own and will have, good and marketable title to all such property and none of such property is, or at the Closing will be, subject to any Liens. The tangible personal property and the fixtures owned or used by Seller and necessary for the business or operations of the Stations, are, in all material respects, in good operating condition (subject to normal wear and tear) and are sufficient to permit the conduct of the business and operations of the Stations in compliance with FCC rules and regulations. Seller owns or holds under valid leases all of the tangible personal property and fixtures necessary to conduct the business and operations of the Stations as presently conducted. The Stations Assets to be transferred hereunder constitute all of the assets, rights and properties that are required for the business and operations of the Stations as they are now conducted.

          6.1.10 Liens and Encumbrances. All of the Stations Assets, as of the
                 ----------------------
Closing, will be free and clear of all liens, pledges, claims, security interests, restrictions, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens, options or encumbrances of any kind (other than (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, but for which Seller shall continue to be liable and make payments as the same shall become due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, but for which Seller shall continue to be liable and make payments as the same shall become due and payable, and (c) other liens or imperfections on property (including any easements of record on any of the Real Estate) that, individually or in aggregate, are not material in amount or do not materially detract from the value of, or materially impair the existing use of, the property affected by such lien or imperfection) (collectively, "Liens").
                                                                -----

          6.1.11 Environmental Matters.
                 ---------------------

          Except as disclosed on Schedule 6.1.11:
                                 ---------------

               (a) The Stations and any and all Real Estate is, and to Seller's knowledge with respect to any predecessor or prior owner, operator or lessee (each a "Predecessor") has been, in compliance, in all material respects, with
         -----------
all Environmental Laws (defined in Section 6.1.11(f));
                                   -----------------

               (b) No judicial or administrative proceedings are pending or, to the knowledge of Seller, threatened against Seller relating to any of the Real Estate, alleging the violation of, or seeking to impose liability on Seller pursuant to, any Environmental Law. Seller has not received any written notice, claim or other written communication from any Governmental Entity or other person alleging the violation of, or liability under, any Environmental Laws;

               (c) There are no facts, circumstances or conditions associated with the Real Estate or the business or operations thereon known to Seller that could reasonably be expected to give rise to a material environmental claim against the Stations or the owner or operator thereof or result in the Stations or the owners or operators thereof incurring material Environmental Costs and Liabilities (as defined in subsection (f) below);

               (d) All substances, materials or waste that are regulated by federal, state or local government under the Environmental Laws as hazardous, toxic or a pollutant or contaminant as well as any petroleum or petroleum derived product (collectively, "Hazardous Substances"), used or generated by Seller or to
                --------------------
Seller's knowledge, by any Predecessor in connection with the ownership of Real Estate, have been stored, used, treated, and disposed of by such persons or on their behalf in such manner as not to result in any material Environmental Costs or Liabilities;

               (e) There are not now, nor have there been in the past, on, in or under any Real Estate when owned, leased or operated by Seller or, to Seller's knowledge, when owned, leased or operated by any Predecessor, any of the following: underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Substances, asbestos containing materials, polychlorinated biphenyls or related compounds (other than those labeled and maintained in accordance with applicable Environmental Laws), in each case, in amounts or concentrations regulated under the Environmental Laws or radioactive substances in amounts or concentrations regulated under the Environmental Laws; and

               (f) For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Laws" shall mean all applicable
                              ------------------
federal, state and local laws, statutes, codes, rules, regulations, common law or other legal requirements relating to the environment, natural resources, and public or employee health and safety; "Environmental Costs and Liabilities"
                                       -----------------------------------
shall mean any losses, including environmental remediation costs, liabilities, obligations, damages, fines, penalties or judgments, arising from or under any Environmental Law or order of or agreement with any Governmental Entity or other person.

          6.1.12 Taxes. (a) All Tax Returns (as defined in subsection (h) below)
                 -----
that are required to be filed on or before the execution of this Agreement by Seller have been duly filed on a timely basis under the statutes, rules and regulations of each applicable jurisdiction and Seller will file or will cause to be duly filed, all Tax Returns required to be filed by Seller as of the Closing Date and with respect to any taxable period prior to or which includes the Closing Date. All such Tax Returns are (or will be) complete and accurate in all material respects. Except as set forth on Schedule 6.1.12, all Taxes,
                                              ---------------
whether or not reflected on the Tax Returns, which are due with respect to Seller have been timely paid by Seller, whether or not such Taxes are disputed or are properly reserved for in the Seller's Financial Statements.

               (b) No claim for assessment or collection of Taxes has been asserted against Seller. Seller is not a party to any pending audit, action, investigation or proceeding by any Governmental Entity for the assessment or collection of Taxes nor does Seller have knowledge of any threatened audit, action, proceeding or investigation.

               (c) Seller has not waived or extended any statutes of limitation for the assessment or collection of Taxes. No claim has ever been made by a Governmental Entity in a jurisdiction where Seller does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is Seller aware that any such assertion of jurisdiction is pending or threatened. No Liens have been imposed upon or asserted against any of the Stations Assets as a result of or in connection with any failure, or alleged failure to pay any Tax.

               (d) Seller has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (e) Seller is not a foreign person within the meaning of Section 1445 of the Code.

               (f) None of the Stations Assets is (i) "tax-exempt use" property
                                                       --------------
within the meaning of Section 168(h) of the Code, (ii) required to be treated as owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (iii) "tax exempt bond financed
                                                ------------------------
property" within the meaning of Section 168(g) of the Code or (iv) "limited use
--------                                                            -----------
property" (as that term is used in Rev. Proc. 76-30).
--------

               (g) Seller has no Affiliates (excluding officers, directors and controlling stockholders), subsidiaries or investments in any other entity, other than marketable securities.

               (h) For purposes of this Agreement, the terms "Tax" and "Taxes"
                                                              ---       -----
shall mean all federal, state, local, or foreign income, payroll, Medicare, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, duty, transfer, workers' compensation, severance, windfall profits, environmental (including Taxes under Section 59A of the Code), or other tax, charge, fee, levy or assessment of the same or of a similar nature, including any interest, penalty, or addition thereto whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund,
          ----------
or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

          6.1.13 Personnel. Seller has previously provided to Buyer a complete
                 ---------
and correct list, as of the date of this Agreement, of the names and positions of all employees or other Stations and broadcast personnel (whether employees or independent contractors) of the Stations (other than Theodore Boyd, Jackman Vodrey and those employees who primarily perform work for the Sign Pro business), which sets forth the current salaries of all such persons and the other compensation arrangements with Seller. None of such persons, except as set forth on Schedule 6.1.13, is a party to any employment, consulting or similar
         ---------------
contract with Seller. Seller has no reason to believe that any employee material to the business or operations of the Stations will terminate his or her employment with the Stations as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

          6.1.14 Certain Agreements. The Contracts are the only contractual
                 ------------------
agreements necessary to carry out the business and operations of the Stations as currently conducted. Each Contract (as identified on Schedule 1.1.3) is a valid
                                                     --------------
and binding obligation of Seller and is in full force and effect and, to the knowledge of Seller, each other party to such Contract has performed in all material respects the obligations required to be performed by it and is not (with or without lapse of time or the giving of notice, or both) in material breach or default thereunder. Schedule 1.1.3 identifies, as to each Contract,
                              --------------
whether the consent of the other party thereto is required in order for such Contract to continue in full force and effect upon the consummation of the transactions contemplated hereby.

          6.1.15 ERISA Compliance. Seller, nor any other trades or businesses
                 ----------------
under common control, or which are treated as a single employer with Seller under Sections 414(b), (c), (m) or (o) of the Code (collectively, the "ERISA
                                                                       -----
Group") has not contributed to or been obligated to contribute to any "multi
-----                                                                  -----
employer plan" as such term is defined in Section 3(37) or Section 4001(a)(3) of
-------------
the Employee Retirement Income Security Act of 1974, as amended ("ERISA") except
                                                                  -----
as disclosed on Schedule 6.1.15. Schedule 6.1.15 lists all "employee benefit
                ---------------  ---------------
plans" within the meaning of Section 3(3) of ERISA and bonus, pension, profit sharing, defined benefit, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, salary continuation, educational assistance, club memberships, company car (other than those provided to employees pursuant to employment agreements listed on Schedule 1.1.3 hereto),
                                                         --------------
insurance or other plans, arrangements or understandings providing benefits to any present or former employee or contractor of the Stations maintained by Seller or as to which Seller (with respect to such individuals) has any liability or obligation (collectively, "Employee Benefit Plans").
                                        ----------------------

          6.1.16 Labor. Seller has not agreed to recognize any union or other
                 -----
collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. Except as disclosed on Schedule 6.1.16, for the past five years, Seller: (a) is and has
             ---------------
been in compliance, in all material respects, with all applicable laws regarding employment and employment practices (including, without limitation, ERISA), and those laws relating to terms and conditions of employment, wages and hours, and plant closing, occupational safety and health and workers' compensation and is not engaged, nor has it engaged, in any unfair labor practices, (b) has no, and has not had any, unfair labor practice charges or complaints pending or, to Seller's knowledge, threatened against it before the National Labor Relations Board, (c) has no, and has not had any, grievances pending or, to Seller's knowledge, threatened against it and (d) has no, and has not had any, charges pending or, to Seller's knowledge, threatened against it before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices. There is no labor strike, slowdown, work stoppage or lockout actually pending or, to the knowledge of Seller, threatened against the Stations. To Seller's knowledge, no union organizational effort or representation petition is currently pending with respect to the employees of Seller.

          6.1.17 Intellectual Property. Schedule 1.1.4 sets forth all
                 ---------------------  --------------
Intellectual Property used in the business and operations of the Stations (whether owned, leased or licensed by Seller). Seller has, and upon the Closing Buyer will have, good and marketable title to all Intellectual Property owned by Seller, free and clear of any Liens. Seller has not received any notice of any claimed conflict, violation or infringement of such Intellectual Property rights, and to Seller's knowledge, none of such Intellectual Property rights are being infringed by any third party. To Seller's knowledge, the operation of Seller's business does not infringe on the intellectual property rights of any other person.

          6.1.18 Absence of Certain Changes or Events. Except as contemplated or
                 ------------------------------------
expressly permitted by this Agreement, since March 31, 2000 there has not been:
(a) any material damage, destruction or loss of any kind with respect to the Stations not covered by valid and collectible insurance, nor, to Seller's knowledge, has there been any event or circumstance which has had, or reasonably could be expected to have, a material adverse effect on the business or operations of the Stations; (b) the execution of any agreement with any officer, the General Manager of the Stations or broadcast personnel (whether an employee or independent contractor) providing for his/her employment, or any increase in compensation or severance or termination of benefits payable or to become payable by Seller to any officer, the General Manager of the Stations, or broadcast personnel (whether an employee or independent contractor), or any increase in benefits under any collective bargaining agreement, except in any case in the ordinary course of business consistent with prior practice and except as permitted by Section 8.1.1 or (c) any change by Seller in its
                       -------------
financial or Tax accounting principles or methods, except insofar as required by GAAP or applicable law.

          6.1.19 Commission or Finder's Fees. Except with respect to any fees
                 ---------------------------
payable by Seller to the Ted Hepburn Company, neither Seller nor any entity acting on behalf of Seller has agreed to pay a commission, finder's fee or similar payment to any person or entity in connection with this Agreement or any matter related hereto.

          6.1.20 Seller's Financial Condition. No insolvency proceedings of any
                 ----------------------------
character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its respective assets or properties are pending, or to Seller's knowledge, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute a basis for, the institution of any such insolvency proceedings. Seller shall use the proceeds received under this Agreement to pay or to make appropriate provision for the payment of any and all creditors of Seller prior to making any distribution to its shareholders.

          6.1.21 Books and Records. The books, records and accounts of Seller
                 -----------------
maintained with respect to the Stations accurately and fairly reflect, in reasonable detail and in all material respects, the transactions and the assets and liabilities of Seller. Seller has not engaged in any transaction, maintained any bank account or used any of the funds of Seller except for transactions, bank accounts and funds which have been and are reflected, in all material respects, in the normally maintained books and records of the Stations.

          6.1.22 Barter Arrangements. Schedule 6.1.22 accurately describes all
                 -------------------  ---------------
barter, trade or similar arrangements for the sale of advertising for other than cash and all Trade Agreements relating to the business or operations of the Stations which are outstanding as of the date hereof. With respect to the Stations, all such advertising time sold under barter, trade or similar arrangements for other than cash or under Trade Agreements may be preempted by advertising time that is sold for cash. All such barter, trade or similar arrangements for the sale of advertising time for other than cash and all Trade Agreements have been entered into in the ordinary course of business consistent with past practices.

          6.1.23 Interest in Competitors, Suppliers and Customers. Except as set
                 ------------------------------------------------
forth on Schedule 6.1.23 hereto, neither Seller nor any officer, director or
         ---------------
Affiliate of Seller has any ownership interest in any competitor, supplier, customer or other service provider of Seller or any property used in the operation of the businesses of Seller.

          6.1.24 No Third Party Options. There are no existing agreements with,
                 ----------------------
options or rights of, or commitments to any person other than Buyer to acquire any of the Stations Assets or any interest therein

          6.1.25 Full Disclosure. No representation or warranty by Seller
                 ---------------
contained in this Agreement (including the Schedules hereto) or in any certificate furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                    ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     7.1 Representations and Warranties of Buyer. Buyer hereby makes the
         ---------------------------------------
following representations and warranties to Seller:

          7.1.1 Organization and Standing. Buyer is a corporation validly
                -------------------------
existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          7.1.2 Authorization and Binding Obligation. Buyer has all requisite
                ------------------------------------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Buyer's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.1.3 Qualification. Except as set forth on Schedule 7.1.3, to Buyer's
                -------------                         --------------
knowledge, there is no fact, allegation, condition, or circumstance that could reasonably be expected to prevent the prompt grant of the FCC Consents. Except as set forth on Schedule 7.1.3, Buyer knows of no fact that would, under the
                --------------
Communications Act, or the rules, regulations and policies of the FCC, disqualify Buyer from becoming the licensee of the Stations. There are no proceedings, complaints, notices of forfeiture, claims, or investigations pending or, to the knowledge of Buyer, threatened against any, or in respect of any, of the broadcast Stations licensed to Buyer or its Affiliates that would materially impair the qualifications of Buyer to become a licensee of the Stations or delay the FCC's processing of the FCC Applications.

          7.1.4 Absence of Conflicting Agreements or Required Consents. Except
                ------------------------------------------------------
as set forth in Schedule 7.1.4 hereof, the execution and delivery of this
                --------------
Agreement, and the consummation of the transactions contemplated hereby by Buyer shall: (a) not violate, conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Buyer; (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of the sale of the Stations Assets or otherwise) any obligation, or result in the loss of any benefit, or give rise to the creation of any Lien upon any of the properties or assets of Buyer or any its subsidiaries under any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement or other instrument or obligation to which any of them are a party or by which they or any of their properties or assets may be bound or affected, or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Buyer or any of its respective properties or assets, except for those violations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement.

          7.1.5 Litigation. There are no actions, suits, inquiries, judicial or
                ----------
administrative proceedings, or arbitrations pending or, to the knowledge of Buyer, threatened against Buyer or any of its respective properties or assets by or before any arbitrator or Governmental Entity nor are there any investigations relating to Buyer or any of its respective properties or assets pending or, to the knowledge of Buyer, threatened by or before any arbitrator or Governmental Entity that has had or that reasonably could be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement. There are no material judgments, decrees, injunctions, or orders of any Governmental Entity or arbitrator outstanding against Buyer or any of its respective properties or assets that has had or that reasonably could be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement. There is no action, suit, inquiry, judicial or administrative proceeding pending or, to the knowledge of Buyer, threatened against Buyer by a third party relating to the transactions contemplated by this Agreement.

          7.1.6 Commission or Finder's Fees. Neither Buyer, nor any entity
                ---------------------------
acting on behalf of Buyer, has agreed to pay a commission, finder's fee or similar payment to any person or entity in connection with this Agreement or any matter related hereto.

          7.1.7 No Violation of Multiple Ownership Rules. Neither Buyer, any
                ----------------------------------------
investor in Buyer, nor any creditor of Buyer owns, or is a party to any agreement to acquire, an equity or debt interest in any radio or television station or any daily newspaper that is located in proximity to the Stations so that consideration of that equity or debt interest would be required in connection with the FCC Applications under Section 73.3555 of the FCC's rules.

          7.1.8 Full Disclosure. No representation or warranty by Buyer
                ---------------
contained in this Agreement (including the Schedules hereto) or in any certificate furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                    ARTICLE 8

                               COVENANTS OF SELLER
                               -------------------

     8.1 Seller Covenants. Seller covenants and agrees with Buyer that, pending
         ----------------
the Closing, and except as otherwise agreed to in writing by Buyer:

          8.1.1 Conduct Prior to the Closing Date. Seller, from and after the
                ---------------------------------
date hereof through the Closing Date, shall:

               (a) use its commercially reasonable efforts to maintain its present business organization, keep available the services of its present employees and independent contractors, preserve its relationships with its customers and others having business relationships with it and refrain from materially and adversely changing any of its business policies;

               (b) maintain its books of account and records in the usual and ordinary manner and in accordance with GAAP except as otherwise provided herein;

               (c) notify Buyer if the regular broadcast transmission of the Stations from its main transmitting facilities at full authorized effective radiated power is interrupted for a period of more than five consecutive hours or for an aggregate of 10 or more hours in any continuous three-day period;

               (d) operate in the usual and ordinary course of business in accordance with past practices and conduct its business in all material respects in compliance with the terms of the Stations Licenses and all applicable laws, rules, and regulations, including, without limitation, the applicable rules and regulations of the FCC;

               (e) use, repair, and, if necessary, replace the Stations' studio and transmission assets in a reasonable manner consistent with historical practice and maintain its assets in substantially their current condition, ordinary wear and tear excepted;

               (f) maintain insurance in conformity with Section 6.1.7;
                                                         -------------

               (g) not knowingly incur any debts, obligations or liabilities (absolute, accrued, contingent, or otherwise) that include obligations (monetary or otherwise) to be performed by Buyer after the Closing that exceeds $20,000 individually or $50,000 in the aggregate;

               (h) not lease, mortgage, pledge, or subject to a Lien any of the Stations Assets or sell or transfer any of the Stations Assets without replacing such Stations Assets with an asset of substantially the same value and utility;

               (i) not: (i) modify or extend any Contracts (other than automatic renewals that are effective without providing any notice) or (ii) except as contemplated on Schedule 1.1.3, enter into any new Contract, which requires
                --------------
payments after the Closing in excess of $20,000 individually or $50,000 in the aggregate, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed;

               (j) not make or grant any general wage or salary increase or materially modify the employees' terms and conditions of employment, other than in the ordinary course of business, consistent with past practices, and, with respect to the General Manager of the Stations and broadcast personnel, Seller shall not make or grant any wage or salary increase or modify any terms and conditions of employment without the prior written consent of Buyer other than wage or salary increases made in the ordinary course of business, consistent with past practices;

               (k) not make (i) any change in the accounting principles, methods, or practices followed by Seller or depreciation or amortization policies or rates, or (ii) change any Tax election or settle any Tax audit or controversy relating to the Stations Assets;

               (l) not make any loans or make any dividends or distributions other than with any Excluded Assets;

               (m) other than in the ordinary course of business, not cancel or compromise any debt or claim, or waive or release any right, of material value that will be assumed by or assigned to Buyer at the Closing;

               (n) not disclose to any person (other than Buyer and its representatives) any confidential or proprietary information, except as may otherwise be required by law;

               (o) use its commercially reasonable efforts to maintain the present format of the Stations and with programming consistent with past practices;

               (p) other than in the ordinary course of business, not increase the number of regularly scheduled commercial units run during the day-parts on the Stations (other than changes in the number of commercial units run during any day-part as a result of operating difficulties that require commercial units to be broadcast at times other than as scheduled); and

               (q) agree to do any of the foregoing.

          8.1.2 Access. Seller shall, or shall cause the Stations, to (a) give
                ------
Buyer and Buyer's counsel, accountants, engineers and other representatives, including environmental consultants, reasonable access during normal business hours to all of the Stations' employees and the Stations Assets, in order that Buyer may have full opportunity to make, at Buyer's expense, such review, examination and investigation, including, but not limited to, environmental assessments, as it desires of the affairs of the Stations and (b) furnish Buyer with information and copies of all documents and agreements including, but not limited to, financial and operating data and other information concerning the financial condition, results of operations and business of the Stations that Buyer may reasonably request. The rights of Buyer under this Section 8.1.2 shall
                                                             -------------
not be exercised in such a manner as to interfere unreasonably with the business or operations of the Stations. Furthermore, from and after the Closing Date, for a period of seven (7) years, Seller hereby acknowledges and agrees that upon Buyer's reasonable request that it shall make available to Buyer the broadcast scripts and recordings retained by Seller pursuant to Section 1.2.12 of this
                                                      --------------
Agreement.

          8.1.3 Satisfaction of Conditions; Closing. Subject to any limitations
                -----------------------------------
imposed on Seller that limit Seller's ability to conduct the business or operations of the Stations following the commencement date of the Time Brokerage Agreement, Seller shall use its commercially reasonable efforts to conduct the business of the Stations in such a manner that on the Closing Date the representations and warranties of Seller contained in this Agreement shall be true in all material respects as though such representations and warranties were made on and as of such date. Furthermore, Seller shall cooperate with Buyer and shall use its commercially reasonable efforts to satisfy promptly all conditions required hereby to be satisfied by Seller in order to consummate the transactions contemplated hereby.

          8.1.4 Sale of Acquired Assets; Negotiations. Seller shall not, and
                -------------------------------------
Seller shall cause its respective Affiliates, directors, officers, employees, agents, representatives, legal counsel, and financial advisors not to: (a) solicit, initiate, accept, consider, entertain or encourage the submission of proposals or offers from any person or entity with respect to the acquisition contemplated by this Agreement or any similar transaction wherein such person or entity would directly or indirectly acquire all or any portion of the Stations Assets or ownership interests in Seller, or any merger, consolidation, or business combination, directly or indirectly, with or for Seller or all or substantially all of the Seller's business, or (b) participate in any negotiations regarding, or, except as required by legal process (including pursuant to discovery or agreements existing on the date hereof), furnish to any person or entity (other than Buyer) to do or seek any of the foregoing. Seller shall not enter into any agreement or consummate any transactions that would interfere with the consummation of the transactions contemplated by this Agreement. Seller shall promptly notify Buyer in writing if it receives any written inquiry, proposal or offer described in this Section
                                                                     -------
8.1.4 or any verbal inquiry, proposal or offer described in this Section 8.1.4
-----                                                            -------------
that is competitive with the terms of the transactions contemplated by this Agreement and Seller shall inform such inquiring person or entity of the existence of this Agreement and make such inquiring person or entity aware of Seller's obligations under this Section 8.1.4. The notification under this
                                -------------
Section 8.1.4 shall include the identity of the person or entity making such
-------------
inquiry, offer, or other proposal, the terms thereof, and any other information with respect thereto as Buyer may reasonably request. Seller shall not provide any confidential information concerning its business or the Stations Assets to any third party other than in the ordinary course of the business and consistent with prior practice. Seller has ceased and caused to be terminated any existing activities, discussions or negotiations with any person or entity conducted heretofore with respect to any of the foregoing.

          8.1.5 Notification. Seller shall promptly notify Buyer in writing of:
                ------------
(a) the failure of Seller or, to Seller's knowledge, any employee or agent of Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with hereunder; (b) the occurrence of any event that would entitle Buyer to terminate this Agreement pursuant to Section 17.1; or (c)
                                                            ------------
any overt threat of resignation or actual resignation or termination of any employee of the Stations prior to the Closing Date.

          8.1.6 FCC Reports. Seller shall file on a current basis until the
                -----------
Closing Date all reports and documents required to be filed with the FCC with respect to the Stations Licenses. Copies of each such report and document filed between the date hereof and the Closing Date shall be furnished to Buyer promptly after its filing.

          8.1.7 Updating of Information. Between the date of this Agreement and
                -----------------------
the Closing Date, Seller will deliver to Buyer: (i) on a monthly basis, within 15 days after the end of each month, information relating to the operation of the Stations, including, without limitation, a set of current financial statements in a form consistent with forms prepared by Seller in accordance with its past practice, (ii) on a weekly basis, on the Monday after the end of each week, weekly pacing reports in a form consistent with forms prepared by Seller in accordance with its past practice and (iii) such other financial information that may be reasonably requested by Buyer.

          8.1.8 Response to Certain Actions. Seller agrees to cooperate and use
                ---------------------------
its commercially reasonable best efforts to contest and resist any action, including administrative or judicial action, and make reasonable attempts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement.

          8.1.9 Interim Financial Statements. Seller shall promptly deliver to
                ----------------------------
Buyer copies of any monthly, quarterly or annual financial statements relating to the Stations' operations that may be prepared by it during the period from the date hereof through the Closing Date. Such financial statements shall fairly present, in all material respects, the financial position and results of operations of the Stations as at the dates and for the periods indicated, and shall be prepared on a basis consistent and in accordance with the basis upon which the financial statements in Section 6.1.3 were prepared.
                                  -------------

          8.1.10 Estoppel Certificates. If requested by Buyer promptly following
                 ---------------------
the date of this Agreement, Seller shall use its commercially reasonable efforts to obtain from third parties the estoppel certificates, nondisturbance agreements, and/or written clarifications of the rights of Buyer thereunder, all in form and substance reasonably satisfactory to Buyer.

          8.1.11 Covenant Not to Compete. Seller agrees that for a period of
                 -----------------------
three years after the Closing Date, that it will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, which is engaged in the operation of any radio station whose principal community contours overlap the principal community contours of either of the Stations; provided that it may beneficially own up to 5% of any issued and outstanding class of securities that have been registered under the Exchange Act (as defined hereinafter in Section 8.1.13).
                                                  --------------

          8.1.12 Shareholder Consents and Approvals. Seller shall use its
                 ----------------------------------
commercially reasonable efforts to obtain, by no later than June 30, 2000, all necessary consents and approvals of its shareholders authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          8.1.13 Financial Statements. At all times after the date hereof,
                 --------------------
Seller shall, and shall cause all of Seller's representatives (including its independent public accountants) to, cooperate in all reasonable respects with the efforts of Buyer and Buyer's independent auditors to prepare such audited and interim unaudited financial statements of the Stations as Buyer may reasonably determine are necessary in connection with any filing required to be made by it or any of its Affiliates under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the
                 ------------
"Securities Act"). Seller shall execute and deliver to Buyer's independent
 --------------
accountants such customary management representation letters as they may require as a condition to their ability to sign an unqualified report upon the audited financial statements of the Stations for the periods for which such financial statements are required under the Exchange Act or the Securities Act. Seller shall use reasonable efforts to cause its independent public accountants to make available to Buyer and its representatives all of their work papers related to the financial statements or Tax Returns of Seller (to the extent they relate to the Stations) and to provide Buyer's independent public accountants with full access to those personnel who previously have been involved in the audit or review of Seller's financial statements or Tax Returns, subject to any limitations imposed by Seller's independent accountants. Any reasonable out-of-pocket costs incurred by Seller in connection with Seller's obligations under this Section 8.1.13 shall be reimbursed by Buyer within a reasonable time
           --------------
after Buyer's receipt of reasonably detailed information regarding such costs.

          8.1.14 Non-Solicitation. Until the third anniversary of the Closing
                 ----------------
Date, Seller will not, directly or indirectly, solicit, or offer employment to, any employee of Seller engaged in the business or operations of the Stations immediately prior to the Effective Time or immediately prior to the commencement date of the Time Brokerage Agreement to whom Buyer, in connection with the consummation of the transactions contemplated hereby, makes an offer of employment on terms and conditions substantially similar to, and with substantially similar benefits as, each such employee's employment with Seller, unless that employee rejects that offer of employment made by Buyer or is subsequently terminated by Buyer.

          8.1.15 Excluded Lots. Seller shall have the Transmitter Site and the
                 -------------
lots near the Transmitter Site described on Schedule 1.2.9 (the "Excluded Lots")
                                            --------------       -------------
assessed as separate tax parcels, to be assessed for real estate tax purposes as one or more wholly independent tax lots, separate from each other and any adjoining land or improvements not constituting a part of such Transmitter Site or lot or lots. In any future sale, transfer, conveyance, grant, lease, license or grant of any use of, of any kind or nature, whether in whole or part, of any of the Excluded Lots by Seller to a third party purchaser, lessee, grantee, licensee, or user, as the case may be (each a "Third Party"), Seller shall
                                               -----------
inform each such Third Party of the use of the Transmitter Site as a radio transmitter site, and any deed, conveyance, grant deed, lease, license agreement, or easement made by Seller of any such Excluded Lot shall be subject to the right of Buyer, its successors and assigns to make use of the Transmitter Site as a radio transmitter site, and each such deed, conveyance, grant deed, lease, license agreement, or easement shall contain (i) a reservation by Seller excepting to such use of the Transmitter Site, (ii) a covenant from such Third Party not to disturb or interfere with such use, including but not limited to the presence of the tower on the Transmitter Site, the underground grounding system, any antenna pattern and power current as of the date of such sale, and
(iii) a release by Third Party of Buyer, its successors and assigns from any loss or claim arising out of or in connection with such use, which reservation and covenant shall by their express terms run with the land. Seller shall include in the deed from Seller to Buyer hereunder of the Transmitter Site a covenant of Seller, its successors and assigns to comply with the terms of this
Section 8.1.15.
--------------

                                    ARTICLE 9

                               COVENANTS OF BUYER
                               ------------------

     9.1 Buyer Covenants. Buyer covenants and agrees that, pending the Closing
         ---------------
and except as otherwise agreed to in writing by Seller:

          9.1.1 Notification. Buyer shall promptly notify Seller in writing of:
                ------------
(a) any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyer which challenges the transactions contemplated hereby or (b) the failure of Buyer, or, to Buyer's knowledge, any employee or agent of Buyer to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder and (c) the occurrence of any event that would entitle Seller to terminate this Agreement pursuant to Section 17.1.
                                     ------------

          9.1.2 Post-Closing Access. Buyer, for a period of seven (7) years
                -------------------
following the Closing Date, shall make available during normal business hours for audit and inspection by Seller and its representatives, for any reasonable purpose and upon reasonable notice, all records, files, documents and correspondence transferred to it hereunder relating to the pre-closing period. During such period, Buyer shall at no time dispose of or destroy any such records, files, documents and correspondence without giving 30 days prior notice to Seller to permit Seller, at its expense, to examine, duplicate or take possession of and title to such records, files, documents and correspondence. All information, records, files, documents and correspondence made available or disclosed under this Section 9.1.2 shall be kept confidential.
                     -------------

          9.1.3 Satisfaction of Conditions; Closing. Buyer shall use its
                -----------------------------------
commercially reasonable efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Buyer contained in the Agreement shall be true in all material respects as though such representations and warranties were made on and as of such date. Furthermore, Buyer shall cooperate with Seller and use its commercially reasonable efforts to satisfy promptly all conditions required hereby to be satisfied by Buyer in order to consummate the transactions contemplated hereby.

          9.1.4 Response to Certain Actions. Buyer agrees to cooperate and use
                ---------------------------
its commercially reasonable efforts to contest and resist any action, including administrative or judicial action, and make reasonable attempts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 10

                                 JOINT COVENANTS
                                 ---------------

          Buyer and Seller covenant and agree that, pending the Closing and except as otherwise agreed to in writing, they shall act in accordance with the following:

     10.1 FCC Applications. Buyer and Seller shall prosecute the FCC
          ----------------
Applications with all reasonable diligence and shall use their commercially reasonable efforts to obtain the FCC Consents as expeditiously as practicable, but neither Buyer nor Seller shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Buyer or Seller. Notwithstanding anything to the contrary contained herein, either party may terminate this Agreement upon notice to the other, if, for any reason, the FCC Applications are designated for hearing by the FCC; provided, however, that notice of termination must be given within twenty (20)
--------  -------
days after release of the hearing designation order and the party giving such notice is not in default and has complied with its obligations under this Agreement. Upon termination pursuant to this Section 10.1, the parties shall be
                                             ------------
released and discharged from any further obligation hereunder without being subject to a claim by either party for damages.

     10.2 Confidentiality. Each of Buyer and Seller shall keep confidential all
          ---------------
information obtained by such party with respect to the other party hereto in connection with this Agreement and the negotiations preceding this Agreement, including, without limitation, the results of, and information relating to, the Studies (as defined in Section 10.6) and will use such information solely in
                       ------------
connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to the other party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby, except to the extent required or useful in connection with any claim made with respect to the transactions contemplated by this Agreement or the negotiation thereof which will be returned following settlement of the claim. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (a) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, or
(b) is or becomes publicly known through no fault of the receiving party or its agents, or (c) is required to be disclosed pursuant to an order or request of a judicial or government authority (provided the non-disclosing party is given reasonable prior notice such that it may seek, at its expense, confidential treatment of the information to be disclosed), (d) is developed by the receiving party independently of the disclosure by the disclosing party or (e) is required to be disclosed under applicable law or rule, as reasonably determined by counsel for the receiving party.

     10.3 Cooperation. Buyer and Seller shall cooperate fully with one another
          -----------
in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third party necessary to accomplish the transactions contemplated by this Agreement; provided, however, that no party
                                             --------  -------
shall be required to take any action which would have a material adverse effect upon such party.

     10.4 Bulk Sales Laws. Buyer hereby waives compliance by Seller with the
          ---------------
provisions of the "bulk sales" or similar laws of any state. Seller agrees to
                   ----------
indemnify Buyer and hold it harmless from any and all loss, cost, damage and expense (including but not limited to, reasonable attorney's fees) sustained by Buyer as a result of any failure of Seller to comply with any "bulk sales" or similar laws.

     10.5 Public Announcements. Neither Buyer nor Seller shall issue any press
          --------------------
release or make any disclosure with respect to the transaction contemplated by this Agreement without the prior written approval of the other party; provided,
                                                                      --------
however, that notwithstanding the foregoing, either party may make any such
-------
disclosure, without obtaining the prior consent of the other party, as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or the Nasdaq

National Market or any regulations of any securities exchange or the Nasdaq National Market; provided further, that in the event that either party hereto
                 -------- -------
makes any such disclosure without obtaining the prior written approval of the other party, the disclosing party shall provide notice of such disclosure to the other party prior to making such disclosure.

     10.6 Condition of Real Estate. Buyer may, at its sole expense, conduct
          ------------------------
environmental studies, title examinations, and land surveys (the "Studies") of
                                                                  -------
the Real Estate provided all information received as a result of, or in the course of, any of the Studies will be deemed confidential and subject to Section
                                                                         -------
10.2. Seller agrees to cooperate with any reasonable request of Buyer for a site
----
assessment or site review concerning any environmental, title or survey matter, including the making available of such personnel of Seller as Buyer may reasonably request, so long as such activities do not unreasonably interfere with the conduct of Seller's business. At the discretion of Buyer, Buyer may arrange, at its sole expense, for one or more independent contractors to conduct tests of the Real Estate, including tests of air, soil (including surface and subsurface materials), surface water and ground water, or any equipment or facilities located thereon, in order to identify any present or past release or threatened release of any hazardous substances. Such tests may be done at any time, or from time to time, upon reasonable notice and under reasonable conditions, which do not impede the performance of such tests, so long as such activities do not unreasonably interfere with the conduct of Seller's business. If Buyer notifies Seller within 45 days of the date of this Agreement (the "Buyer Notice") that the Studies disclose potential Environmental Costs and
 ------------
Liabilities in excess of $15,000 or the presence of Hazardous Materials at concentrations exceeding those allowed by Environmental Laws, or encroachments that materially and adversely affect the use (for the purpose currently used) of the Real Estate, or any other matters that materially affect the title, current use value or use of the Real Estate, Seller shall promptly commence remedial action at its expense to cure the condition giving rise to such matter and attempt to cure such condition prior to the Closing; provided that Seller shall not be obligated to spend (but may choose to spend) more than $250,000 in the aggregate in its attempts to cure all such conditions. Seller shall notify Buyer within 30 days after its receipt of the Buyer Notice if it determines that it is unable to cure such conditions for $250,000 or less and chooses not to attempt to cure such conditions, in which case Buyer may elect (a) to terminate this Agreement or (b) to waive such obligations and receive a $250,000 reduction in the Purchase Price at the Closing. If this Agreement is terminated in accordance with the immediately preceding sentence, no party shall have any liability to the other with respect to such termination. Either party may extend the Closing by not more than 30 days, subject to Section 17.1(g) hereto, if either party
                                     ---------------
reasonably determines that any necessary remedial action can be completed during such extended period.

     10.7 WARN Act Compliance. Until the commencement date of the Time Brokerage
          -------------------
Agreement commencement, Seller shall take all necessary actions to comply with the WARN Act to the extent applicable. Buyer shall not have any disclosure or announcement obligations under such act with respect to any employees or former employees of Seller, and Seller shall indemnify Buyer and hold Buyer harmless from any action, claim, suit, proceeding or assertion of liability with respect thereto. Seller shall take all necessary actions to comply with Part 6, Subtitle B, of Title I of ERISA with respect to its employees and former employees, and Buyer shall not have any obligations or liability with respect to qualifying events (as defined in Section 603 of ERISA) on or before the commencement date of the Time Brokerage Agreement.

                                   ARTICLE 11

                         CONDITIONS OF CLOSING BY BUYER
                         ------------------------------

          The obligations of Buyer hereunder, including, without limitation, Buyer's obligations to close the transactions contemplated herein, are, at its option, subject to satisfaction, at or prior to the Closing Date, of all of the following conditions, any of which may be waived by Buyer:

     11.1 Representations, Warranties and Covenants. All of the representations
          -----------------------------------------
and warranties of Seller made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for those given as of a specified date which must only be true and correct as of such specified date and except for those representations and warranties that are not materially true and correct as of the Closing Date as a result of any action taken by Buyer in connection with Buyer's operation of the Stations following the commencement date of the Time Brokerage Agreement.

     11.2 Compliance with Agreement. All of the terms, covenants and conditions
          -------------------------
to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

     11.3 Closing Certificates. Buyer shall have received a certificate, dated
          --------------------
as of the Closing Date, from Seller, executed by an executive officer of Seller certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 11.1 and 11.2 hereto have been fulfilled.
             -------------     ----

     11.4 Third Party Consents and Approvals. Seller shall have obtained all
          ----------------------------------
third-party consents and approvals, if any, required for the transfer or continuance, as the case may be, of the Contracts listed on Schedule 1.1.3 (and
                                                            --------------
contracts of a similar nature that would have been included on Schedule 1.1.3
                                                               --------------
had they been in existence on the date of this Agreement).

     11.5 Governmental Consents. The FCC Consents shall have been issued by the
          ---------------------
FCC without any conditions that would otherwise permit Buyer to terminate this Agreement pursuant to Section 17.1(e) below and each such FCC Consent shall have
                      ---------------
become a Final Order. For purposes of this Agreement, "Final Order" means action
                                                       -----------
by the FCC consenting to the assignments contemplated by this Agreement which is not reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action no timely request for stay, petition for rehearing, or reconsideration, application for review or appeal is pending, and as to which the time for filing any such request, petition or appeal or reconsideration by the FCC on its own motion has expired.

     11.6 Shareholder Consents and Approvals. Seller shall have obtained, by no
          ----------------------------------
later than June 30, 2000, all necessary shareholder consents and approvals authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     11.7 No Adverse Proceedings. No injunction, order, decree or judgment of
          ----------------------
any court, agency or other Governmental Entities shall have been rendered against Seller or Buyer which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     11.8 Closing Documents. Seller shall have delivered or caused to be
          -----------------
delivered to Buyer, on the Closing Date, the documents identified in Section
                                                                     -------
13.1.
----

     11.9 Release of Encumbrances. Buyer shall have received evidence
          -----------------------
satisfactory to Buyer's counsel of the release of any and all Liens with respect to the Stations Assets.

     11.10 Legal Opinions. Buyer shall have received an opinion of Baker &
           --------------
Hostetler LLP and either Baker & Hostetler LLP or Cohn and Marks, each dated as of the Closing Date, substantially in the form of Exhibits B-1 and B-2 hereto.
                                                  --------------------

     11.11 Earnest Money Letter of Credit. The Earnest Money Letter of Credit
           ------------------------------
(as defined in Section 17.3.2) or any funds delivered to the Earnest Money
               --------------
Escrow Agent in lieu thereof shall have been returned to Buyer.

     11.12 No Material Adverse Change. Since the date hereof through the Closing
           --------------------------
Date, there shall have been no material adverse change to the Stations Assets or the financial condition or operating results of the Stations (other than as a result of regulatory changes affecting the radio broadcasting industry generally or general economic conditions) and other than any material adverse change to the Stations Assets or the financial condition or operating results of the Stations that has been caused by Buyer or any employee of Buyer in its operation of the Stations following the commencement of the Time Brokerage Agreement.

     11.13 1445 Certificate. Seller shall have executed and delivered a
           ----------------
certificate, in a form reasonably satisfactory to the Buyer, stating that Seller is not a foreign person within the meaning of Section 1445 of the Code.

     11.14 Indemnification Escrow Agreement. Seller and the Indemnification
           --------------------------------
Escrow Agent shall have executed and delivered the Indemnification Escrow Agreement.

     11.15 Noncompetition and Nonsolicitation Side Letter. Theodore V. Boyd
           ----------------------------------------------
shall have entered into a letter agreement with Buyer which will obligate him to comply with noncompetition and nonsolicitation covenants similar to those imposed on Seller pursuant to the terms and conditions contained in this Agreement.

                                   ARTICLE 12

                         CONDITIONS OF CLOSING BY SELLER
                         -------------------------------

          The obligations of Seller hereunder including, without limitation, Seller's obligations to close the transactions contemplated herein are, at its option, subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any of which may be waived by Seller:

     12.1 Representations, Warranties and Covenants. All of the representations
          -----------------------------------------
and warranties of Buyer made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for those given as of a specified date which must only be true and correct as of such specified date.

     12.2 Compliance with Agreement. All the terms, covenants, and conditions to
          -------------------------
be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

     12.3 Closing Certificates. Seller shall have received a certificate, dated
          --------------------
as of the Closing Date, from Buyer, executed by an executive officer of Buyer certifying, in such detail as Seller may reasonably request, that the conditions set forth in Sections 12.1 and 12.2 hereto have been fulfilled.
             -------------     ----

     12.4 Governmental Consents. The FCC Consents shall have been issued by the
          ---------------------
FCC and each such FCC Consent shall have become a Final Order (as defined in
Section 11.5).
------------

     12.5 No Adverse Proceedings. No injunction, decree or judgment of any
          ----------------------
court, agency or other Governmental Entities shall have been rendered against Buyer or Seller which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     12.6 Shareholder Approval. Seller shall have obtained all necessary
          --------------------
shareholder consents and approvals authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     12.7 Opinion. Buyer shall have delivered to Seller an opinion of Weil,
          -------
Gotshal & Manges LLP, dated as of the Closing Date, in the form of Exhibit C
                                                                   ---------
hereto.

     12.8 Closing Documents. Buyer shall have delivered or caused to be
          -----------------
delivered to Seller, on the Closing Date the documents identified in Section
                                                                     -------
13.2.
----

     12.9 Indemnification Escrow Agreement. Buyer shall have executed and
          --------------------------------
delivered the Indemnification Escrow Agreement.

                                   ARTICLE 13

                    DOCUMENTS TO BE DELIVERED AT THE CLOSING
                    ----------------------------------------

     13.1 Documents to be Delivered by Seller. At the Closing, Seller will
          -----------------------------------
deliver to Buyer the following, at the expense of Seller and in proper form for recording when appropriate:

          13.1.1 Transfer Documents. Such bills of sale, assignments, general
                 ------------------
warranty deeds and other good and sufficient instruments of transfer as Buyer may reasonably request in order to convey and transfer to Buyer title to the Stations Assets (collectively, the "Transfer Documents").
                                    ------------------

          13.1.2 Certified Resolutions. Certified resolutions of the Board of
                 ---------------------
Directors of Seller approving the execution and delivery of this Agreement and each of the other documents delivered by Seller pursuant thereto and authorizing the consummation of the transactions contemplated hereby and thereby.

          13.1.3 Officer's Certificate. A certificate, dated as of the Closing
                 ---------------------
Date, executed on behalf of the Seller in the form described in Section 11.3.
                                                                ------------

          13.1.4 Opinion. Written opinions of Baker & Hostetler LLP and either
                 -------
Baker & Hostetler LLP or Cohn and Marks in substantially the forms attached hereto as Exhibits B-1 and B-2, dated as of the Closing Date, together with
          --------------------
reliance letters addressed to such of Buyer's financing sources as identified by Buyer prior to the Closing and entitling such lenders to rely on such opinion to the same extent as if they were an addressee thereof.

          13.1.5 Good Standing Certificates. Governmental certificates showing
                 --------------------------
that Seller is validly existing and in good standing in the state of its incorporation and in good standing in each state listed on Schedule 6.1.1,
                                                           --------------
certified as of a date not more than ten business days before the Closing Date.

          13.1.6 Evidence of Release of Encumbrances. Evidence satisfactory to
                 -----------------------------------
Buyer's counsel of the release of any and all Liens with respect to the Stations Assets.

          13.1.7 Indemnification Escrow Agreement. A copy of the Indemnification
                 --------------------------------
Escrow Agreement, duly executed by Seller and the Indemnification Escrow Agent.

          13.1.8 Earnest Money Escrow Agreement. Evidence that the Earnest Money
                 ------------------------------
Letter of Credit, any replacement funds therefor or any funds deposited in lieu thereof have been returned to Buyer pursuant to the terms and conditions contained in the Earnest Money Escrow Agreement referenced in Section 17.3.2.
                                                              --------------

          13.1.9 Other Documents. Such additional information and materials as
                 ---------------
Buyer shall reasonably request.

     13.2 Documents to be Delivered by Buyer. At the Closing, Buyer will deliver
          ----------------------------------
to Seller the following, at the expense of Buyer and in proper form for recording when appropriate:

          13.2.1 Purchase Price. A wire transfer of cash in immediately
                 --------------
available funds of the amount of the Purchase Price and evidence of such delivery.

          13.2.2 Assumption Agreement(s). One or more assumption agreements
                 -----------------------
relating to Buyer's assumption of the Assumed Liabilities in form and substance mutually agreeable to the parties hereto.

          13.2.3 Certified Resolutions. Certified resolutions of the Board of
                 ---------------------
Directors of Buyer approving the execution and delivery of this Agreement and each of the other documents delivered by Buyer pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby.

          13.2.4 Officer's Certificate. A certificate, dated the Closing Date,
                 ---------------------
executed on behalf of the Buyer in the form described in Section 12.3.
                                                         ------------

          13.2.5 Opinion. A written opinion of Weil, Gotshal & Manges LLP in
                 -------
substantially the form attached hereto as Exhibit C, dated as of the Closing
                                          ---------
Date.

          13.2.6 Good Standing Certificates. Governmental certificates showing
                 --------------------------
that Buyer is validly existing and in good standing in the state of its incorporation certified as of a date not more than ten business days before the Closing Date.

          13.2.7 Indemnification Escrow Agreement. A copy of the Indemnification
                 --------------------------------
Escrow Agreement, duly executed by Buyer.

          13.2.8 Other Documents. Such additional information and materials as
                 ---------------
Seller shall reasonably request.

                                   ARTICLE 14

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     14.1 Survival of Representations, Warranties and Covenants. The
          -----------------------------------------------------
representations, warranties and covenants of Seller and of Buyer contained in this Agreement or in any Transfer Document shall survive the Closing until the expiration of one (1) year from the Closing Date, except for those covenants that, by their terms, shall survive for a longer period, including, without limitation, the covenants contained in Sections 8.1.11, 8.1.14 and 9.1.2. Any
                                       ---------------  ------     -----
claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for an Indemnifiable Loss (as defined in Section
                                                                    -------
14.2) asserted within such period of survival as herein provided will be timely
----
made for purposes hereof. A claim for any Idemnifiable Loss by any party based on a breach of a representation or warranty of the other party shall not be affected by any investigation performed by the party seeking recovery of the Indemnifiable Loss.

     14.2 Limitations on Liability. (a) For purposes of this Agreement, (i)
          ------------------------
"Indemnity Payment" means any amount of Indemnifiable Losses required to be paid
 -----------------
pursuant to this Agreement, (ii) "Indemnitee" means any person or entity
                                  ----------
entitled to indemnification under this Agreement, (iii) "Indemnifying Party"
                                                         ------------------
means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses,
                 --------------------
liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including, without limitation, any Governmental Entity), including, without limitation, the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, and (v) "Third Party Claim" means any claim,
                                           -----------------
action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

               (b) Notwithstanding any other provision hereof or of any applicable law, no Indemnitee will be entitled to make a claim against an Indemnifying Party hereunder for any breach of a representation or warranty under Section 14.3(a)(i) or 14.3(b)(i) unless and until the aggregate amount of
      ------------------    ----------
claims asserted for Indemnifiable Losses exceeds $150,000, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent of the full amount of Indemnifiable Losses. Notwithstanding the foregoing, the aggregate amount of claims which may be asserted for Indemnifiable Losses with respect to breaches of representations and warranties under Sections 14.3(a)(i) or 14.3(b)(i) shall in no event exceed $5,000,000.
      -------------------    ----------

     14.3 Indemnification.
          ---------------

               (a) Subject to Sections 14.1 and 14.2, Seller agrees to
                              -------------     ----
indemnify, defend and hold harmless Buyer and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

                    (i) any breach of any representation or warranty of Seller under the terms of this Agreement and any certificate or other document delivered pursuant hereto;

                    (ii) any breach or nonfulfillment of any agreement or covenant of Seller under the terms of this Agreement;

                    (iii) any Retained Liabilities;

                    (iv) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby; and

                    (v) the conduct of the business and operations of the Stations or any portion thereof or the use or ownership of any of the Stations Assets prior to the Closing Date.

               (b) Buyer agrees to indemnify, defend and hold harmless Seller and its Affiliates and their respective directors, officers, partners, employees, agents or representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

                    (i) any breach of representation or warranty of Buyer under the terms of this Agreement and any certificate or other document delivered pursuant hereto;

                    (ii) any breach or nonfulfillment of any agreement or covenant of Buyer under the terms of this Agreement;

                    (iii) any Assumed Liabilities; and

                    (iv) the conduct of the business and operations of the Stations or any portion thereof or use or ownership of any of the Stations Assets on or after the Closing Date.

     14.4 Defense of Claims.
          -----------------

               (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

               (b) If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 14.4(a), an Indemnitee
                                                 ---------------
receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 14.4(a), the Indemnifying Party will not be liable for
                 ---------------
any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to
                     --------  -------
take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such ten calendar day period.

               (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 14.4(a) or 14.4(b) will not
                                         ----------------    -------
affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

               (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct
                                                                         ------
Claim"). If the Indemnifying Party does not so respond within such 30 calendar
-----
day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article 14.
----------

               (e) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses, premiums or taxes incurred in connection therewith (together with interest thereon from the date of payment thereof at the annualized rate of interest equal to the "prime" or "reference" rate of interest as publicly announced by the Wall Street Journal and in effect from time to time during the relevant period, calculated on the basis of the actual number of days elapsed over 365) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnity Payment the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment related; provided, however, that (i) the Indemnifying Party shall then
                 --------  -------
be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers fully payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     14.5 Exclusive Remedy. To the fullest extent permitted by law, the sole and
          ----------------
exclusive remedy of Buyer and Seller after the Closing with respect to any claim or cause of action asserted by Buyer or Seller relating to, or arising from, breaches of the representations, warranties or covenants of the other party contained in this Agreement or in any document, list, schedule, exhibit, certificate or other instrument furnished, or to be furnished by or on behalf of such other party or any of its representatives, in connection with the transactions contemplated by this Agreement shall be limited to the rights of Buyer and Seller under, and shall be subject to the terms and conditions of, this Article 14, other than actions for fraud or based on claims relating to
     ----------
intentional misconduct or causes of action seeking specific performance or other equitable remedies. Nothing in this Section 14.5 shall effect any rights of the
                                    ------------
parties under Section 17.3.
              ------------

                                   ARTICLE 15

                        TRANSFER TAXES; FEES AND EXPENSES
                        ---------------------------------

     15.1 Expenses. Except as set forth in Sections 15.2 and 15.3 below, each
          --------                         -------------     ----
party hereto shall be solely responsible for all costs and expense incurred by it in connection with the negotiation, preparation and performance of, and compliance with, the terms of this Agreement.

     15.2 Transfer Taxes and Similar Charges. All costs of transferring the
          ----------------------------------
Stations Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be borne by Seller. Buyer and Seller agree to cooperate with each other and to file all necessary documentation (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

     15.3 Governmental Filing or Grant Fees. Except as provided herein, any
          ---------------------------------
filing or grant fees imposed by any governmental authority, the consent of or filing with which is required for the consummation of the transactions contemplated hereby, including but not limited to, the FCC, shall be borne equally by Buyer and Seller.

                                   ARTICLE 16

                              SPECIFIC PERFORMANCE
                              --------------------

     16.1 Specific Performance. In addition to any other remedies which Buyer
          --------------------
may have at law or in equity, Seller hereby acknowledges that the Stations Assets are unique, and that the harm to Buyer resulting from a breach by Seller of its obligations to sell the Stations Assets to Buyer cannot be adequately compensated by damages. Accordingly, Seller agrees that Buyer shall have the right to have this Agreement specifically performed by Seller and hereby agrees not to assert any objections to the imposition of the equitable remedy of specific performance by any court of competent jurisdiction.

                                   ARTICLE 17

                                   TERMINATION
                                   -----------

     17.1 Termination Rights. This Agreement may be terminated at any time prior
          ------------------
to Closing as follows:

               (a) by the mutual consent of Buyer and Seller;

               (b) by written notice of (i) Buyer to Seller if Seller breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyer or (ii) Seller to the Buyer if Buyer breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the notice of breach or default served by Seller; but such notice and cure period shall not apply in the case of Buyer's or Seller's failure to consummate the transactions in accordance with the terms and times specified in Section 4.1 of this Agreement;
                                 -----------

               (c) by Buyer or Seller by written notice to the other, if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, permanently enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

               (d) by the party whose qualifications are not at issue, if, for any reason, the FCC denies or dismisses any of the FCC Applications and the time for reconsideration or court review under the Communications Act with respect to such denial or dismissal has expired and there is not pending with respect thereto a timely filed petition for reconsideration or request for review;

               (e) by written notice of Buyer to Seller if the FCC Consents impose a material adverse condition on Buyer that (i) is unrelated to Buyer's qualifications and relates to a manner in which the Stations have been operated prior to the commencement of the Time Brokerage Agreement, and (ii) the time for reconsideration or court review under the Communications Act with respect to such condition(s) has expired without the filing with respect thereto of a timely petition for reconsideration or request for review;

               (f) by written notice of Buyer to Seller, in the event that Seller has not obtained, on or before June 30, 2000, any consent or approval of its shareholders, as contemplated by Section 8.1.12 hereto;
                                     --------------

               (g) by either party, in the event that the Closing does not occur at or before 5:00 p.m. central time on the date that is one (1) year from the date that this Agreement is executed;

               (h) in the event that the Time Brokerage Agreement is terminated pursuant to Section 13 or 14 thereof, by the party that terminated the Time
            ----------    --
Brokerage Agreement, or by either party as a result of the expiration of the term of the Time Brokerage Agreement other than by the occurrence of the Closing, unless otherwise agreed to in writing by the parties hereto;

               (i) by written notice of Buyer to Seller, in accordance with
Section 10.1, 10.6 or 18.1; or
------------  ----    ----

               (j) by written notice of Seller to Buyer, if the Earnest Money Letter of Credit, or cash in lieu thereof, has not been deposited with the Earnest Money Escrow Agent on or before June 30, 2000.

Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement.

     17.2 Procedures and Effect of Termination. In order to effect the
          ------------------------------------
termination of this Agreement pursuant to, and in accordance with, the terms and conditions of any provision of Section 17.1, written notice of such termination
                               ------------
shall be given to the other party to this Agreement and this Agreement, assuming the relevant provision of Section 17.1 has been satisfied, shall terminate and
                          ------------
the transactions contemplated hereby shall be abandoned, without further action by either of the parties hereto. If this Agreement is terminated as provided herein:

               (a) upon request therefor, each party shall redeliver all documents, work papers and other materials of the other party hereto, and all copies of any such materials, relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

               (b) neither party hereto shall have any liability or further obligation to the other party to this Agreement resulting from such termination except: (i) that the provisions of Section 10.2 (Confidentiality), Section 15.1
                                   ------------                    ------------
(Expenses), this Section 17.2 and Section 17.3 shall remain in full force and
                 ------------     ------------
effect and the parties shall have the obligations stated therein, and (ii) no party waives any claim or right for damages against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth herein.

     17.3 Termination Fees
          ----------------

          17.3.1 If Seller terminates this Agreement pursuant to Section
                                                                 -------
17.1(b)(ii), Buyer will, within ten (10) business days of receiving notice from
-----------
Seller of such termination, pay to Seller a termination fee equal to $2,200,000. Buyer's obligation to pay such termination fee will be secured by the Earnest Money Letter of Credit more particularly described in Section 17.3.2 below. If
                                                      --------------
Buyer does not pay such termination fee to Seller within ten (10) business days following receipt of such notice from Seller, Seller may thereafter instruct the Earnest Money Escrow Agent (as defined below) to deliver the Earnest Money Letter of Credit to Seller to permit Seller to draw thereon.

          17.3.2 On or before June 30, 2000, Buyer shall deposit an original, irrevocable letter of credit (the "Earnest Money Letter of Credit"), issued by
                                   ------------------------------
Fleet Bank Boston in the amount of $2,200,000, or cash in lieu thereof, in accordance with the Earnest Money Escrow Agreement substantially in the form of Exhibit D hereto (the "Earnest Money Escrow Agreement"), to be held in escrow
---------              ------------------------------
with the escrow agent (the "Earnest Money Escrow Agent") named therein. Subject
                            --------------------------
to satisfaction or waiver of the conditions to Seller's obligations hereunder, as set forth in Article 12, at Closing, Seller shall instruct the Earnest Money
                ----------
Escrow Agent to release and return the Earnest Money Letter of Credit to Buyer or any funds in lieu thereof for cancellation. If this Agreement is terminated by Seller as provided in Section 17.1(b)(ii), Seller may, as described above,
                         -------------------
instruct the Earnest Money Escrow Agent to release the Earnest Money Letter of Credit or any funds in lieu thereof to Seller. In all other events, Seller shall join in instructions to the Earnest Money Escrow Agent to return the Earnest Money Letter of Credit or any funds in lieu thereof to Buyer.

                                   ARTICLE 18

                                  RISK OF LOSS
                                  ------------

     18.1 Risk of Loss.
          ------------

               (a) The risk of loss or damage to the Stations Assets shall be upon Seller at all times prior to the Closing Date, unless such loss or damage was caused by Buyer or by any employee of Buyer. Until the commencement date of the Time Brokerage Agreement, Seller shall promptly notify Buyer of any such loss or damage. If the lost or damaged Stations Assets are capable of being replaced or repaired for an aggregate amount less than $500,000, then Seller shall, at its sole cost and expense, replace or repair such Stations Assets prior to the Closing Date or deliver to Buyer at the Closing an amount in cash equal to the cost of replacement or repair of such Stations Assets, as mutually agreed in good faith by Buyer and Seller, unless such loss or damage was caused by Buyer or by any employee of Buyer. Notwithstanding the foregoing, if the amount required to replace or repair such Stations Assets exceeds $500,000, Seller may elect not to replace or repair such Stations Assets, provided,
                                                                --------
however, that in such event Buyer, at its option, may elect to terminate this
-------
Agreement without either party being subject to a claim by the other for damages in connection with this Section 18.1(a), or waive any default or breach with
                        ---------------
respect to the loss or damage and receive a $500,000
reduction in the Purchase Price credit at Closing. Either party may extend the Closing Date by up to 30 days, subject to Section 17.1(g) hereto, in order to
                                          ---------------
allow Seller to complete the repair or replacement.

               (b) Seller shall use its commercially reasonable best efforts to avoid either of the Stations being off the air for three (3) or more consecutive days or for five (5) or more days in any thirty (30) day period. Until the commencement date of the Time Brokerage Agreement, Seller shall give prompt written notice to Buyer if either of the following (each, a "Specified Event")
                                                             ---------------
shall occur: (i) the regular broadcast transmissions of the Stations in the normal and usual manner are interrupted or discontinued for more than thirty
(30) minutes or (ii) either of the Stations is operated at less than its licensed antenna height above average terrain or at less than ninety percent (90%) of its licensed effective radiated power. If any Specified Event (other than a Specified Event that is caused by Buyer or by any employee of Buyer) that may reasonably be expected to have a material adverse effect on the business, operations or prospects of the Stations persists for more than one hundred and twenty (120) hours (or, in the event of utility failure affecting generally the market served by the Stations, one hundred and sixty-eight (168) hours), whether or not consecutive, during any period of thirty (30) consecutive days, then Buyer may terminate this Agreement by written notice given to Seller not more than ten (10) days after the expiration of such thirty (30) day period (without either party being subject to a claim by the other party for damages in connection with this Section 18.1(b)).
                     ---------------

               (c) Resolution of Disagreements. If the parties are unable to
                   ---------------------------
agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section 18.1, the disagreement shall be referred to a qualified
           ------------
consulting communications engineer mutually acceptable to Seller and Buyer who is a member of the Association of Federal Communications Consulting Engineers, whose decision shall be final, binding upon and non-appealable by the parties, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     19.1 Certain Interpretive Matters and Definitions. Unless the context
          --------------------------------------------
otherwise requires, (a) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (b) each term defined in this Agreement has the meaning assigned to it, (c) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof,
(d) "or" is disjunctive but not necessarily exclusive, (e) words in the singular
     --
include the plural and vice versa, and (f) the term "Affiliate" has the meaning
                       ----------                    ---------
given it in Rule 12b-2 of Regulation 12B promulgated under the Exchange Act. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

     19.2 Further Assurances. At and after the Closing, Seller shall from time
          ------------------
to time, at the request of, and without further cost or expense to, Buyer, execute and deliver such other instruments of assignment, conveyance and transfer and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby, and Buyer shall from time to time, at the request of, and without further cost or expense to, Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively assume the Assumed Liabilities.

     19.3 Assignment. Neither this Agreement nor any of the rights, interests or
          ----------
obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that without releasing Buyer
                               --------  -------
from any of their obligations or liabilities hereunder (a) nothing in this Agreement shall limit Buyer's ability to sell or transfer any or all of its respective assets (whether by sale of stock or assets, or by merger, consolidation or otherwise) without the consent of Seller, (b) nothing in this Agreement shall limit Buyer's ability to assign the Stations Assets (including the right to acquire the Stations Assets at the Closing) and/or any or all of Buyer's additional rights and obligations hereunder to any Affiliate or subsidiary of Buyer without the consent of Seller; provided Buyer remains obligated to perform its obligation under this Agreement and such assignment does not delay the Closing, and (c) nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer without the consent of Seller. Seller shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Buyer or its institutional lenders may from time to time reasonably request; provided, however, that unless written
                                          --------  -------
notice is given to Seller that any such collateral assignment has been foreclosed upon, Seller shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's successors and assigns.

     19.4 Amendments. No amendment, waiver of compliance with any provision or
          ----------
condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

     19.5 Headings. The headings set forth in this Agreement are for convenience
          --------
only and will not control or affect the meaning or construction of the provisions of this Agreement.

     19.6 Governing Law. The construction and performance of this Agreement
          -------------
shall be governed by the laws of the State of Ohio without giving effect to the choice of law provisions thereof.

     19.7 Notices. Any notice, demand or request required or permitted to be
          -------
given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received when electronically confirmed if sent by telecopy; on the date of personal delivery; on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested; on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery and shall be addressed to the following addresses (or at such other address which party shall specify to the other party in accordance herewith):

               (a)  In the case of Seller, to:

                    Beaverkettle Company
                    P.O. Box 9917
                    Canton, Ohio 44702-2112
                    Attention: Theodore Boyd
                    Telecopy:  (330) 580-2444

                    With copies to:

                    Baker & Hostetler LLP
                    312 Walnut Street
                    Cincinnati, Ohio 45202
                    Attention: William Appleton
                    Telecopy:  (513) 929-0303

                                and

                    Jackman Stroud Vodrey
                    517 Broadway
                    East Liverpool, Ohio 43920-3154
                    Telecopy:  (330) 385-3999

               (b)  In the case of Buyer:

                    NextMedia Group, Inc.
                    6312 S. Fiddler's Green Circle
                    Suite 360E
                    Englewood, Colorado 80111
                    Attention: Sean Stover
                    Telecopy:  (303) 694-4940

                    With a copy to:

                    Weil, Gotshal & Manges LLP
                    100 Crescent Court
                    Suite 1300
                    Dallas, Texas 75201
                    Attention: Glenn D. West
                    Telecopy:  (214) 746-7777
                                and

                    Leibowitz and Associates, P.A.
                    Suite 1450
                    Suntrust International Center
                    One Southeast Third Avenue
                    Miami, Florida 33131-1715
                    Attention: Matthew L. Leibowitz
                    Telecopy:  (305) 530-9417

     19.8 Schedules. The schedules and exhibits attached to this Agreement and
          ---------
the other documents delivered pursuant hereto are hereby made a part of this Agreement as if set forth in full herein.

     19.9 Entire Agreement. This Agreement contains the entire agreement among
          ----------------
the parties hereto with respect to its subject matter and supersedes all negotiations, prior discussions, agreements, letters of intent, and understandings, written or oral, relating to the subject matter of this Agreement.

     19.10 Severability. If any provision of this Agreement is held to be
           ------------
unenforceable, invalid, or void to any extent for any reason, that provision shall remain in force and effect to the maximum extent allowable, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby.

     19.11 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.

     19.12 No Third-Party Rights. Nothing in this Agreement, express or implied,
           ---------------------
shall be construed to confer upon any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable rights, remedies, claims, obligations or liabilities under or by reason of this Agreement.

     19.13 Attorneys' Fees. In the event either party to this Agreement shall
           ---------------
employ legal counsel to protect its rights under this Agreement or to enforce any term or provision of the Agreement, then the party prevailing in any such action shall have the right to recover from the other party all of its reasonable attorneys' fees, costs and expenses incurred in connection with the action.

            [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.

                                     SELLER:

                                     BEAVERKETTLE COMPANY


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________


                                     BUYER:

                                     NEXTMEDIA GROUP, INC.


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________